AMENDED AND RESTATED

                                CREDIT AGREEMENT

                           Dated as of January 8, 1999

                                      Among

                 AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.
                                  as Borrower,


                            THE LENDERS PARTY HERETO,

                                       and

                                BANKBOSTON, N.A.
                            as Agent for the Lenders










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                                      -iv-
ATL/591251.2
                                             TABLE OF CONTENTS
         Page

RECITALS 1

ARTICLE 1.   DEFINITIONS AND ACCOUNTING TERMS                                  1
         Section 1.1       DEFINITIONS.                                        1
         Section 1.2       ACCOUNTING TERMS                                   16

ARTICLE 2.   THE CREDIT                                                       16
         Section 2.1       THE TERM LOANS                                     16
         Section 2.2       PRINCIPAL INSTALLMENTS AND INTEREST ON THE
                           TERM LOANS                                         16
         Section 2.3       INTEREST RESERVES                                  16
         Section 2.4       GENERAL CASH COLLATERAL ACCOUNT                    17
         Section 2.5       PROCEDURE FOR RESERVES                             17
         Section 2.6       ADDITIONAL PAYMENTS                                17
         Section 2.7       COMPUTATION OF INTEREST, ETC                       17
         Section 2.8       FEES                                               18
         Section 2.9       SET-OFF                                            18
         Section 2.10      INCREASED COSTS, ETC                               18
         Section 2.11      USE OF PROCEEDS                                    20

ARTICLE 3.  CONDITIONS TO LOANS AND ADVANCES                                  20
         Section 3.1       CONDITIONS TO THE TERM LOANS AND
                           ALL ADVANCES                                       20
         Section 3.2       CONDITIONS TO ADVANCES                             24
         Section 3.3       BUDGET COMPLIANCE                                  25
         Section 3.4       PROCEDURES FOR ADVANCES                            25

ARTICLE 4.  PAYMENT AND REPAYMENT                                             27
         Section 4.1       MANDATORY REPAYMENTS AND PREPAYMENTS               27
         Section 4.2       VOLUNTARY PREPAYMENTS                              27
         Section 4.3       PAYMENT OR OTHER ACTIONS ON
                           NON-BUSINESS DAYS                                  27
         Section 4.4       METHOD AND TIMING OF PAYMENTS                      27
         Section 4.5       CURRENCY                                           28
         Section 4.6       FOREIGN LENDERS                                    28

ARTICLE 5.   REPRESENTATIONS AND WARRANTIES                                   28
         Section 5.1       EXISTENCE, CHARTER AND FORMATION
                           DOCUMENTS, ETC                                     29
         Section 5.2       PRINCIPAL PLACE OF BUSINESS; LOCATION
                           OF RECORDS                                         29
         Section 5.3       QUALIFICATION                                      29
         Section 5.4       SUBSIDIARIES                                       29
         Section 5.5       POWER                                              29
         Section 5.6       VALID AND BINDING OBLIGATIONS                      30
         Section 5.7       OTHER AGREEMENTS                                   30
         Section 5.8       PAYMENT OF TAXES                                   30
         Section 5.9       FINANCIAL STATEMENTS                               31
         Section 5.10      OTHER MATERIALS FURNISHED                          31
         Section 5.11      STOCK                                              31
         Section 5.12      CHANGES IN CONDITION                               31
         Section 5.13      ASSETS, LICENSES, PATENTS, TRADEMARKS, ETC         31
         Section 5.14      LITIGATION                                         32
         Section 5.15      PENSION PLANS                                      32
         Section 5.16      OUTSTANDING INDEBTEDNESS                           32
         Section 5.17      ENVIRONMENTAL MATTERS                              33
         Section 5.18      FOREIGN TRADE REGULATIONS                          34
         Section 5.19      GOVERNMENTAL REGULATIONS                           34
         Section 5.20      MARGIN STOCK                                       34
         Section 5.21      SOLVENCY                                           34
         Section 5.22      COMPLIANCE WITH OTHER INSTRUMENTS,
                           LAWS, ETC                                          35
         Section 5.23      ABSENCE OF FINANCING STATEMENTS, ETC               35
         Section 5.24      FISCAL YEAR                                        35
         Section 5.25      TAX STATUS                                         35
         Section 5.26      PURCHASE OPTION                                    35
         Section 5.27      LEASES                                             35
         Section 5.28      PERMITTED CONSTRUCTION LOANS                       35
         Section 5.29      STATUS MEMORANDUM                                  36
         Section 5.30      SECURITY AGREEMENTS                                36
         Section 5.31      COMPREHENSIVE EFFECT OF MASTER EASEMENT            36

ARTICLE 6.   REPORTS AND INFORMATION                                          36
         Section 6.1       FINANCIAL STATEMENTS AND OTHER REPORTS             36
         Section 6.2       NOTICE OF DEFAULTS                                 38
         Section 6.3       NOTICE OF LITIGATION                               38
         Section 6.4       REPORTABLE EVENTS                                  39
         Section 6.5       COMMUNICATIONS WITH INDEPENDENT
                           PUBLIC ACCOUNTANTS                                 39
         Section 6.6       ENVIRONMENTAL REPORTS                              39
         Section 6.7       MISCELLANEOUS                                      40
         Section 6.8       PURCHASE OPTION AND LEASES                         40
         Section 6.9       PERMITS, ZONING AND OTHER
                           DEVELOPMENT RIGHTS                                 40
         Section 6.10      MARRIOTT JOINT VENTURE                             40
         Section 6.11      PERMITTED CONSTRUCTION LOANS                       40
         Section 6.12      BUDGET COMPLIANCE                                  40

ARTICLE 7.   FINANCIAL COVENANTS                                              41
         Section 7.1       MINIMUM TANGIBLE NET WORTH                         41
         Section 7.2       LOAN TO VALUE RATIO                                41

ARTICLE 8.  AFFIRMATIVE COVENANTS                                             41
         Section 8.1       REPRESENTATIONS AND WARRANTIES                     41
         Section 8.2       TAXES AND OTHER OBLIGATIONS                        41
         Section 8.3       MAINTENANCE OF PROPERTIES AND LEASES               42
         Section 8.4       INSURANCE                                          42
         Section 8.5       RECORDS, ACCOUNTS AND PLACES OF BUSINESS           43
         Section 8.6       INSPECTION                                         43
         Section 8.7       MAINTENANCE OF ACCOUNTS                            43
         Section 8.8       OWNERSHIP OF SUBSIDIARIES                          43
         Section 8.9       DUE DILIGENCE MATTERS                              43
         Section 8.10      REQUIRED DUE DILIGENCE                             44
         Section 8.11      PLEDGE OF COLLATERAL                               45
         Section 8.12      DISTRIBUTION OF CASH AND CASH EQUIVALENTS
                           BY BORROWER SUBSIDIARIES                           45
         Section 8.13      ADDITIONAL DOCUMENTS AND COLLATERAL                45

ARTICLE 9.  NEGATIVE COVENANTS                                                45
         Section 9.1       RESTRICTIONS ON INDEBTEDNESS                       46
         Section 9.2       RESTRICTION ON LIENS                               47
         Section 9.3       INVESTMENTS                                        48
         Section 9.4       MERGERS, ACQUISITIONS, CREATION OF
                           SUBSIDIARIES                                       49
         Section 9.5       TRANSACTIONS WITH AFFILIATES                       49
         Section 9.6       DISTRIBUTIONS                                      49
         Section 9.7       CAPITAL EXPENDITURES                               49
         Section 9.8       DISPOSITIONS OF ASSETS                             50
         Section 9.9       ASSUMPTIONS, GUARANTIES, ETC. OF
                           INDEBTEDNESS OF OTHER PERSONS                      50
         Section 9.10      ERISA                                              50
         Section 9.11      SALE AND LEASEBACK                                 50
         Section 9.12      RESTRICTIVE OR INCONSISTENT AGREEMENTS             50
         Section 9.13      NO AMENDMENT OF MARRIOTT JOINT VENTURE,
                           INTER COMPANY DEBT, PURCHASE OPTION
                           AND LEASES                                         51
         Section 9.14      LIMITATION ON ISSUANCE OF CAPITAL STOCK            51
         Section 9.15      PURCHASE MONEY MORTGAGES                           51
         Section 9.16      PERMITTED FINANCIAL FACILITIES                     51
         Section 9.17      CHANGE OF CONTROL51
         Section 9.18      PROPERTY ACQUISITIONS                              51
         Section 9.19      COMMENCEMENT OF PROJECTS                           51

ARTICLE 10.       RELEASE OF COLLATERAL AND ADDITIONAL CONSTRUCTION AND
                    CAPITAL IMPROVEMENTS                                      52
         Section 10.1      RELEASE PROVISIONS                                 52
         Section 10.2      PRESALE REQUIREMENTS                               53

ARTICLE 11.   DESIGNATED PROPERTIES AND FURTHER ASSURANCES                    53
         Section 11.1      SELECTION OF MORTGAGED PROPERTIES                  53
         Section 11.2      FURTHER ASSURANCES                                 53

ARTICLE 12.   EVENTS OF DEFAULT AND REMEDIES                                  54
         Section 12.1      EVENTS OF DEFAULT                                  54
         Section 12.2      REMEDIES                                           56
         Section 12.3      DISTRIBUTION OF PROCEEDS                           57

ARTICLE 13.   CONSENTS; AMENDMENTS; WAIVERS; REMEDIES                         58
         Section 13.1      ACTIONS BY LENDERS                                 58
         Section 13.2      ACTIONS BY BORROWER                                59

ARTICLE 14.   SUCCESSORS AND ASSIGNS                                          60
         Section 14.1      GENERAL                                            60
         Section 14.2      ASSIGNMENTS                                        60
         Section 14.3      BANKBOSTON AS AGENT UNDER SENIOR FACILITY
                           AND ROLE OF BRS                                    66

ARTICLE 15.   THE AGENT                                                       66
         Section 15.1      AUTHORIZATION AND ACTION                           66
         Section 15.2      AGENT'S RELIANCE, ETC                              67
         Section 15.3      AGENT AS A LENDER AND AGENT UNDER
                           SENIOR FACILITY                                    67
         Section 15.4      LENDER CREDIT DECISION                             68
         Section 15.5      INDEMNIFICATION OF AGENT                           68
         Section 15.6      SUCCESSOR AGENT                                    68
         Section 15.7      AMENDMENT OF ARTICLE 15                            69

ARTICLE 16.   MISCELLANEOUS                                                   69
         Section 16.1      NOTICES                                            69
         Section 16.2      MERGER                                             70
         Section 16.3      GOVERNING LAW; CONSENT TO JURISDICTION             70
         Section 16.4      COUNTERPARTS                                       70
         Section 16.5      EXPENSES AND INDEMNIFICATION                       70
         Section 16.6      CONFIDENTIALITY                                    72
         Section 16.7      JOINT AND SEVERAL OBLIGATIONS                      72
         Section 16.8      WAIVER OF JURY TRIAL                               72
         Section 16.9      AMENDMENT AND RESTATEMENT                          73
         Section 16.10     NONRECOURSE OBLIGATION                             73

                     AMENDED AND RESTATED CREDIT AGREEMENT

         This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of the Closing Date by and among AMERICAN SKIING COMPANY RESORT PROPERTIES, INC., a Maine corporation ("Borrower"), the lenders from time to time party hereto, and BANKBOSTON, N.A., a national banking association, as Agent for the lenders from time to time party hereto ("Agent").

                                    RECITALS

         Borrower and the Lenders entered into Credit Agreement dated as of September 4, 1998 which was subsequently modified by that certain First Modification of Credit Agreement dated December 4, 1998 (the original Credit
Agreement, as modified, being referred to herein as "Original Credit Agreement"). The Lenders agreed to advance and did advance the sum of $28,950,000.00 which was secured by certain Security Agreements and which were filed of record from and after December 4, 1998.

         Borrower and Lenders desire to amend and restate the Original Credit Agreement in order to allow for the increase of the Term Loans (as defined therein) to a maximum principal amount of $58,000,000.00 to reflect the payment of the Term Loans on the Closing Date to an outstanding principal balance of $1.00, and to allow for the disbursement of the additional amount available for advance in the amount of up to $58,000,000.00 for the following purposes: (a) to fund certain capital expenditures for Projects (b) to provide for on-going working capital and other specified needs in the Budget, and (c) to fund an interest reserve, all in accordance with the terms of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the Lenders agree hereby as follows:

                   ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

         "AFFILIATE" shall mean (a) any director or executive officer of American Ski or any of its Subsidiaries or any Person owning more than 10% of the outstanding common stock of American Ski or any of its Subsidiaries and (b) any Person that controls, is controlled by or is under common control with such a Person or any Affiliate of such Person. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT" shall mean BankBoston, N.A., in its capacity as agent for the Lenders, and its successors in that capacity.

         "AGREEMENT"   shall  mean  this   Credit   Agreement,   as  amended  or
supplemented from time to time.

         "AMERICAN SKI" shall mean American Skiing Company, a Maine corporation.

         "AMORTIZATION SCHEDULE" shall mean the mandatory principal payments required herein as set forth on Schedule 1.1.

         "APPRAISAL" shall mean an appraisal of the fair market value of property and business, accepted and approved by the Agent, performed by an independent appraiser selected by the Agent who is not employed by American Ski, any of its Subsidiaries or the Agent, the form of such appraisal and the identity of the appraiser to be reasonably acceptable to the Agent.

         "APPRAISED VALUE" shall mean the fair market value of the subject property determined by the most recent Appraisal.

         "APPROVED FUND" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

         "ASSIGNMENT AND ACCEPTANCE AGREEMENT" See Section 14.2    hereof.

         "BALANCE" shall mean that funds remain in: (i) that portion of the Term Loan allocated on the Budget for each Permitted Construction Project and purpose therefore; (ii) the Permitted Construction Loans; and (iii) amounts of presale deposits available for use in the construction of improvements under applicable law, are sufficient at the time of reference to complete all improvements constituting each Permitted Construction Project contemplated by the Budget pursuant to plans and specifications approved by the applicable Permitted Construction Loan Lender and as required under contract with the purchasers of the portion of the improvements set forth in the Budget in each case with respect to the Projects relating to the Permitted Construction Loans.
         "BASE PROPERTY" shall mean that portion of the real property affected by the Purchase Option set forth on Exhibit H hereto.

         "BASE RATE" means, the higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts as its "base rate" or (b) one-half percent (.5%) plus the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time. Each adjustment to the Base Rate shall be effective as of the opening of business on the date of announcement of a change in the Base Rate.

         "BASE RATE MARGIN" means 825 basis points.

         "BKB" BankBoston, N.A.

         "BORROWER" shall mean American Skiing Company Resort Properties, Inc., a Maine corporation.

         "BORROWER AVAILABLE CASH" shall mean, on a monthly basis, the amount of cash and cash equivalents held by the Borrower on the last day of any month, including any Subsidiary Available Cash subject to the maintenance of a cumulative cash reserve for obligations of the Borrower to be paid within a rolling three month period as provided in the Budget.

         "BORROWER SUBSIDIARIES" shall mean Canyons Resort, Grand Summit, and Heavenly Resort and those subsidiaries listed on Schedule 1.2, together with all subsidiaries created in the future.

         "BRS" shall mean BancBoston Robertson Stephens Securities, Inc.

         "BUDGET" shall mean the budget of the Borrower and the Borrower Subsidiaries in form and substance acceptable to and approved by the Agent as amended by Borrower and approved by Agent from time to time hereunder, except for the modification of the Budget for Capital Expenditures, substitution or commencement of a Project other than a Permitted Construction Project which shall require the approval of the Lenders. The initial Budget is attached hereto as Exhibit C.

         "BUSINESS DAY" shall mean for all purposes, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business.

         "CANYONS" shall mean the recreational and resort facilities operated by American Ski or a Subsidiary located in Summit County, Utah.
         "CANYONS RESORT" shall mean Canyons Resort Properties, Inc., a Maine corporation.

         "CAPITAL ASSETS" shall mean fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); PROVIDED, HOWEVER, that Capital Assets shall not include any item customarily charged directly as an expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         "CAPITAL EXPENDITURES" shall mean amounts paid or incurred, including indebtedness incurred, by Borrower or any of its Subsidiaries in connection with the purchase or lease by Borrower or any of its Subsidiaries of Capital Assets that would be required to be or are capitalized and shown on the balance sheet of Borrower and its Subsidiaries in accordance with generally accepted accounting principles.

         "CAPITALIZED LEASE" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

         "CASH FLOW PROJECTION" shall mean a 36 month projection of cash flow of the Borrower as approved from time to time by the Agent. The initial Cash Flow Projection is attached hereto as Exhibit I and made a part hereof.

         "CASH INSURANCE PROCEEDS" shall mean the proceeds received by Borrower and its Subsidiaries under any key man life insurance or property and casualty insurance policy carried by Borrower and it Subsidiaries.

         "CASH PROCEEDS" shall mean, with respect to any disposition, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such disposition, but only as and when received) received by Borrower or any of its Subsidiaries from such disposition.

         "CHANGE OF CONTROL" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower or any Borrower Subsidiary or of American Ski, as an entirety or substantially as an entirety to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions; (ii)
(a) the acquisition of fifty percent (50%) or more of the aggregate voting power of all classes of Common Equity of the Borrower or any Borrower Subsidiary in one transaction or a series of related transactions; (iii) the liquidation or dissolution of the Borrower any Borrower Subsidiary or American Ski, (b) the acquisition of sufficient shares of Common Equity of American Ski in any one or series of transactions so that Leslie B. Otten no longer controls the Board of Directors of American Ski or no longer is the principal executive in charge of American Ski; or (iv) a majority of the Board of Directors of the Borrower, or Borrower Subsidiary or American Ski not being comprised of persons who (a) were members of the Board of Directors of such entity as of the date of this Agreement ("Original Directors") or (b) were nominated for election or elected to the Board of Directors of such entity with the affirmative vote of at least a majority of the directors who themselves were Original Directors or who were similarly nominated for election or elected.

         "CLOSING DATE" shall mean January 8, 1999.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, and in effect from time to time.

         "COLLATERAL" shall mean all of the property, rights and interests of Borrower and its Subsidiaries that are subject to the security interests, pledges, and mortgages created by the Security Agreements.

         "COMMENCEMENT RELEASE PROVISIONS"  See Section 9.19.

         "COMMISSION" shall mean the Securities and Exchange Commission.

         "COMMITMENT PERCENTAGE" shall mean as to each Lender, the sum of its Term Loan Commitment Percentage as set forth on Schedule l hereto.

         "COMPLIANCE CERTIFICATE" shall mean a certificate in a form acceptable to Agent.

         "CONSOLIDATED" and "CONSOLIDATING" when used with reference to any term, mean that term (or the terms "combined" and "combining," as the case may be, in the case of partnerships, joint ventures and Affiliates that are not Subsidiaries) as applied to the accounts of American Ski (or other specified Person) and all of its Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with generally accepted accounting principles and with appropriate deductions for minority interests in Subsidiaries, as required by generally accepted accounting principles.

         "CONTEMPLATED IMPROVEMENTS" shall mean the proposed improvements to be located on the Mortgaged Property as described in the Status Memorandum.

         "DEFAULT" shall mean an event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

         "DEFAULT RATE" shall mean the Base Rate plus the applicable Base Rate Margin plus 400 basis points.

         "DESIGNATED PROPERTIES" shall mean the real properties and interests therein owned by Borrower and described on Exhibit B or replacement properties designated pursuant to Article 11.

         "DISTRIBUTION" shall mean: (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of Borrower, (b) the purchase, redemption, or other acquisition or retirement of any shares of any class of capital stock of Borrower, (c) any other distribution on or in respect of any shares of any class of capital stock of Borrower, (d) any setting apart or allocating any sum for the payment of any dividend or distribution or for the purchase, redemption or retirement of any shares of capital stock of Borrower and (e) any payment of principal on or any retirement or defeasance of Subordinated Indebtedness other than payments required to be paid by the Borrower under the Senior Note Guaranty.

         "ELIGIBLE ASSIGNEE(S)" shall mean any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000.00;
(b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000.00, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000.00, provided that such bank has a branch or agency in the United States and is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD (e) an investment fund sponsored by a commercial investment advisor having total assets of at least $500,000,000, all with the prior approval of the Agent; and (f) such other investor as may be approved by the Agent and Borrower.

         "ENVIRONMENT" means soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

         "ENVIRONMENTAL LAW" means any judgment, decree, order, common law rule, statute, act, law, code, ordinance, permit, license, rule or regulation pertaining to environmental matters, or any federal, state, county or local statute, regulation, code, ordinance, order or decree relating to public health, welfare, the Environment, or to the storage, handling, treatment, transportation, use or generation of Hazardous Materials in or at the workplace, or to worker health or safety, whether now existing or hereafter enacted including the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Toxic Substances Control Act, the Federal Clean Air Act, the Safe Drinking Water Act, the Flood Disaster Protection Act of 1973 and all amendments thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EVENT OF DEFAULT" See Section 12.1 hereof.

         "FAIR MARKET VALUE" shall mean the price a willing buyer would pay to a willing seller in an arm's length transaction with neither party being under a compulsion to act.

         "FEE LETTER" See Section 2.5 hereof.

         "FEES" shall mean all fees and amounts payable in connection with the Fee Letter and such other fees as may from time to time be charged by the Agent in connection with the Term Loan.

         "FINANCIAL COVENANTS" shall mean the covenants set forth at Article 7 as of the Closing Date and as may be added from time to time.

         "FULLY FUNDED PROJECT" shall mean any Project other than a Permitted Construction Project on the Closing Date where: (i) 85% of the units are presold and (ii) the Project Equity is provided by a source other than the Borrower or a Borrower Subsidiary.

         "GENERAL CASH COLLATERAL ACCOUNT" shall mean the account established by the Borrower pursuant to the provisions of Section 2.4.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.
         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GRAND SUMMIT" shall mean Grand Summit Resort Properties, Inc., a Maine corporation.

         "GUARANTY" or "GUARANTEE" or "GUARANTIES" shall include any arrangement whereby a Person is or becomes liable in respect of any Indebtedness or other obligation of another and any other arrangement whereby credit is extended to another obligor on the basis of any promise of a guarantor, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, the working capital, solvency or general financial condition of such obligor, whether or not such arrangement is listed in the balance sheet of the guarantor or referred to in a footnote thereto.

         "HAZARDOUS MATERIAL" means any pollutant, contaminant, toxic substance, chemical substance or mixture, hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum, or petroleum product, as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Superfund Amendment and Reauthorization Act, as amended, the Federal Clean Water Act, as amended, the Hazardous Materials Transportation Act, as amended, the Toxic Substances Control Act, as amended, any regulations promulgated under these Acts, or any other Environmental Law.

         "HEAD OFFICE" shall mean the office of the Agent located at 100 Federal Street, Boston, Massachusetts or such other office as the Agent may from time to time designate as its Head Office.

         "HEAVENLY RESORT" shall mean Heavenly Resort Properties, LLC, a Nevada limited liability company.

         "INDEBTEDNESS" shall mean, as to any Person, without duplication: (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments); (b) all obligations of such Person for the deferred purchase price of property or services (including without limitation deferred payment obligations which are part of the consideration provided for in agreements not to compete), except trade accounts payable and accrued liabilities arising in the ordinary course of business which are not overdue by more than 90 days or which are being contested in good faith by appropriate proceedings; (c) all capital lease obligations of such Person; (d) all Indebtedness of others secured by a lien on any properties, assets or revenues of such person; (e) all Indebtedness of others guaranteed by such Person (except completion Guaranties under which such person has not yet been required to perform); (f) all net obligations of such Person under interest rate, commodity, foreign currency and financial markets swaps, options, futures and other hedging obligations); and (g) all obligations of such Person, contingent or otherwise, in respect of letters of credit or bankers' acceptances or similar instruments.

         "INDEMNITY    AGREEMENTS"   shall   mean   the   Hazardous    Materials
Indemnification Agreements dated September 4, 1998 as amended on even date from Borrower to the Agent.

         "INTERCOMPANY DEBT" shall mean the indebtedness by Borrower to American Ski in the maximum principal amount of $20,289,000.00.

         "INTEREST RESERVE" - See Section 2.3.

         "INVESTMENT" shall mean (a) any stock, evidence of Indebtedness or other security of another Person, (b) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person, (c) any purchase of (i) stock or other securities of another Person or
(ii) any business or undertaking of another Person (whether by purchase of assets or securities), any commitment or option to make any such purchase if, in the case of an option, the aggregate consideration paid for such option was in excess of $100, (d) any other investment, in all cases whether existing on the date of this Agreement or thereafter made, or (e) any contract to accomplish any of the foregoing.

         "KEY BANK FACILITY" shall mean the existing construction loan by Key Bank, N.A. in favor of Canyons Resort dated December, 1998 in the original principal amount of $29,000,000.00.

         "LEASES" shall mean all leases and other agreements under which the Borrower have rights to use or occupy any real property.

         "LENDER AGREEMENTS" shall mean this Agreement, the Term Notes, the Indemnity Agreements, the Security Agreements, and any other present or future agreement from time to time entered into between Borrower or any of its Subsidiaries and the Agent or any Lender with respect to this Agreement, each as from time to time amended or supplemented, and all statements, reports and certificates delivered by Borrower or any of its Subsidiaries to the Agent or any Lender in connection therewith.

         "LENDER OBLIGATIONS" shall mean all present and future obligations and Indebtedness of Borrower or any of its Subsidiaries owing to the Agent or the Lenders under this Agreement or any other Lender Agreement, including, without limitation, the obligations to pay the Indebtedness from time to time evidenced by the Term Notes, and obligations to pay interest, commitment fees, balance deficiency fees, charges, expenses and indemnification from time to time owed under any Lender Agreement, and any modifications or amendments thereto.

         "LENDER(S)" shall mean (a) initially, each lender listed on the signature pages hereof and designated on Schedule 1, (b) any other Person who becomes a Successor Lender hereunder in accordance with the terms of Section
14.2 hereof and (c) the successors and assigns of the Persons described in clauses (a) and (b).

         "LIEN" -- See Section 9.2 hereof.

         "LOAN" shall mean all or a portion of the Loans outstanding hereunder or made to the Borrower by the Lenders pursuant to Article 2 of this Agreement, and "Loans" means all of such loans, collectively.

         "LOAN DOCUMENTS" This Credit Agreement, the Security Agreements, and the Term Loan Notes together with such other documents or instruments that now exist or hereafter exist which evidence or secure the Term Loan Notes.

         "LOAN RESERVE ANALYSIS" shall mean the projection of the amounts of the Reserves prepared by the Borrower and approved by the Agent from time to time with the initial Loan Reserve Analysis being attached hereto as Exhibit G.

         "MAJORITY LENDERS" shall mean, at any time, any two or more Lenders holding at least 51% of the sum of the outstanding principal amount of the Loans.

         "MARRIOTT JOINT VENTURE" shall mean the Purchase and Development Agreement among American Ski, Marriott Ownership Resorts, Inc. and Borrower dated July 22, 1998.

         "MASTER EASEMENT" shall mean, collectively, the easement agreements in form and substance acceptable to the Agent between the Borrower and Agent and such other necessary parties, including the agent of the Senior Facility, to provide for an unencumbered easement for utilities, access and density allocation in sufficient scope to permit the development of the Mortgaged
Properties as resort, hotel, condominium or retail facilities and for the Contemplated Improvements.

         "MATERIAL ADVERSE EFFECT" shall mean any adverse change (or occurrence or condition reasonably likely to produce an adverse change) in the financial condition, properties, business, operations or prospects which is material to Borrower and its subsidiaries taken as a whole.

         "MORTGAGED PROPERTIES" shall mean all real properties and interests therein owned by Borrower or any of its Subsidiaries which are subject to mortgage liens in favor of the Agent including the Master Easement.

         "MORTGAGES" shall mean the various deeds of trust, mortgages and similar security instruments executed by the Borrower on September 4, 1998 as modified on even date.

         "NET PROCEEDS" shall mean the Cash Proceeds (with respect to any disposition) or Cash Insurance Proceeds (with respect to any casualty) net of the sum of (a) the amount of such proceeds required to be applied to repay Indebtedness (other than the Loans) incurred or secured by a lien on any asset disposed of; (b) brokerage commissions, legal fees, accounting fees, investment banking fees, trustee's fees, finder's fees and other similar fees and commissions, all of which amounts under this clause (b) shall be reasonable and customary and paid to non Affiliates of the Borrower, American Ski or a Borrower Subsidiary; (c) transfer and ad valorem taxes payable in connection with or as a result of such transaction; (d) amounts held in escrow in connection with any such Permitted Disposition (prior to the release thereof); and (e) other reasonable and customary out-of-pocket costs incurred in connection therewith.

         "NOTES" shall mean the Term Loan Notes.

         "OUTSTANDING AMOUNT" shall mean the amount outstanding from time to time with respect to the Lender Obligations.

         "PENSION PLAN" shall mean an employee benefit plan or other plan maintained for the employees of Borrower or any Subsidiary as described in
Section 4021(a) of ERISA.


         "PERMITTED CONSTRUCTION LOANS" shall mean the construction loans for the Permitted Construction Projects as follows: by Textron in favor of Grand Summit in the original principal amount of $145,000,000 dated September 30, 1998, and having a maturity date of September 30, 2002; by KeyBank, N.A. in favor of Canyons Resort in the original principal amount of $29,000,000 dated December 1998, and having a maturity date of June 30, 2000; and such construction loans for the financing of the construction of a Project as may be approved from time to time by the Agent.
         "PERMITTED CONSTRUCTION LOAN LENDER" shall mean Key Bank, N.A., Textron or the lender of any other Permitted Construction Loan.

         "PERMITTED CONSTRUCTION PROJECTS" shall mean the following hotel projects: (i) Grand Summit at the Canyons; (ii) Grand Summit at Steamboat; (iii) the Sundial Lodge at the Canyons; (iv) Fully Funded Projects approved from time to time by the Agent, and (v) such other Projects as approved from time to time by the Lenders.

         "PERMITTED EXCEPTIONS" shall mean the title exceptions affecting the Mortgaged Properties approved by the Agent, and the liens of the Purchase Money Mortgages and such other exceptions as may be approved from time to time by the Agent.

         "PERMITTED FINANCIAL FACILITIES"   See Section 9.1(d).

         "PERMITTED LIENS" See Section 9.2 hereof.

         "PERSON"  shall mean an  individual,  corporation,  partnership,  joint
venture,   association,   estate,  joint  stock  company,  trust,  organization,
business, or a government or agency or political subdivision thereof.

         "PRESALE REQUIREMENTS" - See Section 10.2.

         "PROJECT" shall mean the construction of improvements as contemplated by and listed on the Budget and located on the Mortgaged Property or on property owned by a Borrower Subsidiary whose equity interests have been pledged by the Borrower to the Agent as part of the Collateral, all as approved from time to time by the Lenders except for Fully Funded Projects which may be approved by the Agent.

         "PROJECT EQUITY" shall mean the difference in the total costs of a Project minus amounts to be funded from the construction loan for the Project and any Subordinated Debt attributable to such project approved by Agent.

          "PROPOSED CONSTRUCTION PROJECTS" shall mean any Construction Project identified on the Budget.

         "PROPOSED  PROJECT   CONSTRUCTION   LOANS"   Construction   loans  from
institutional lenders for the construction of a Proposed Construction Project.

         "PURCHASE MONEY MORTGAGE" shall mean the Purchase Money Mortgages described in Schedule 2 attached hereto.

         "PURCHASE MONEY INDEBTEDNESS" shall mean indebtedness affecting real property known as Parcel A-2 of the Canyons being more particularly set forth as:

         1.      $300,000 mortgage loan from LRJ Enterprises, Inc.;
         2.      $1,000,000 mortgage loan from Songbird Enterprises; and
         3.      $1,720,000 mortgage loan from Wolf Mountain Resorts, L.C.

         "PURCHASE OPTION" shall mean that portion of the Option to Purchase in that certain Ground Lease Agreement dated July 3, 1997 between Wolf Mountain Resorts, L.L.C. and ASC Utah, Inc., as assigned to Borrower pursuant to that certain Assignment of Purchase Option Interest dated September 4, 1998 between ASC Utah, Inc. and Borrower with respect to the real property commonly known as the Canyons located in Utah.

         "QUARTERSHARE   FACILITIES"   shall  mean  dwellings   subject  to  the
condominium form of ownership sold on the basis of multiple ownership based on thirteen weeks per year.

         "REPORTABLE EVENT" shall mean an event reportable to the Pension Benefit Guaranty Corporation under Section 4043 of Title IV of ERISA.

         "RESERVE ACCOUNT" shall mean the account for each Reserve at the Head Office of the Agent where the Reserves are held.

         "RESERVES" shall mean the General Cash Collateral Account and the Interest Reserve and all proceeds thereof including any interest earned thereon.

         "SECURITY   AGREEMENTS"   shall  mean  the   following   documents  and
instruments now or hereafter existing from the Borrower to the Agent, those dated September 4, 1998 having been modified on the Closing Date:

         (a)     The Mortgages;

         (b)     The Assignment of Trademarks from Borrower to the Agent;

         (c)     The Collateral Assignment of Agreements; and

         (d) Pledge and Security Agreement with respect to all equity interests in any Borrower Subsidiary.

         All other security agreements, pledge agreements, mortgages, assignments and other instruments by which Borrower grants or pledges to the Agent a lien on, security interest in, or pledge or mortgage or assignment of any of its assets.

         "SENIOR FACILITY" The senior secured credit facility in favor of American Ski and related entities by BankBoston, N.A., as Agent set forth in the Amended and Restated Credit Agreement dated as of November 12, 1997 as modified on July 20, 1998, and as further modified from time to time.

         "SENIOR NOTE GUARANTY" shall mean the Guaranty by the Borrower of the Series A and Series B 12% Senior Subordinated Notes due 2006 pursuant to the Indenture dated June 28, 1996.

         "SOLVENT" or "SOLVENCY" shall mean, as to any Person,  that such Person
(a) has assets having a fair value in excess of its liabilities (other than contingent liabilities), (b) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured and (c) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

         "STATUS MEMORANDUM" shall mean memorandum as to the status of certain aspects of the Mortgaged Properties set forth on Exhibit D.

         "SUBORDINATION   AGREEMENT"  shall  mean  the  Subordination  Agreement
between American Ski, Borrower and Agent dated as of September 4, 1998 as ratified on even date.

          "SUBORDINATED INDEBTEDNESS" shall mean the Senior Note Guaranty and the Intercompany Debt.

         "SUBSIDIARY" or "SUBSIDIARIES" shall mean any Person of which Borrower shall now or hereafter at the time own, directly or indirectly through one or more Subsidiaries or otherwise, sufficient voting stock (or other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body.

          "SUBSIDIARY AVAILABLE CASH" See Section 8.12.

         "TANGIBLE NET WORTH" shall mean the excess of Total Assets over Total Liabilities.

          "TERM LOAN  ADVANCE"  or  "ADVANCE"  shall mean on advance of the Term
Loan.

         "TERM LOAN COMMITMENT PERCENTAGE" shall mean as to each Term Loan Lender, its percentage interest in the Term Loans as set forth on Schedule 1 hereto.

         "TERM  LOAN  LENDER(S)"  shall  mean those  Lenders  so  identified  on
Schedule 1 hereto.

         "TERM LOAN MATURITY DATE" shall mean June 30, 2001.

         "TERM LOAN NOTES" shall mean the Term Loan Notes substantially in the form of EXHIBIT A hereto executed by Borrower in favor of each Term Loan Lender to evidence the Term Loans.

         "TERM LOAN(S)" shall mean the term loans made by the Term Loan Lenders to Borrower pursuant to Section 2.1 hereof.

         "TEXTRON FACILITY" shall mean the existing Construction Loan Facility provided to Grand Summit from Textron Financial Corporation, as agent and co-lender and Green Tree Financial Servicing Corporation, as co-lender.

         "TITLE COMPANY" shall mean Land America National Title Services, Inc., First American Title Insurance Company, or any other nationally recognized title insurance company approved by Agent.

         "TITLE POLICIES" shall mean the mortgagee title insurance policies which insure the priority of the liens of the Mortgages.

         "TOTAL ASSETS" shall mean all assets of the Borrower excluding intangible assets such as goodwill, all determined in accordance with generally accepted accounting principles.

         "TOTAL LIABILITIES" shall mean all liabilities of the Borrower which are properly accounted for as such in accordance with generally accepted accounting principles, excluding Intercompany Debt and the Senior Note Guaranty for so long as it is a contingent liability.

         "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction, as amended from time to time.

         "WHOLLY-OWNED SUBSIDIARY" shall mean any Person of which Borrower shall now or hereafter at the time own, directly or indirectly through one or more Subsidiaries or otherwise, one hundred percent (100%) of such Person's capital stock or other beneficial interest.

         Section 1.2 ACCOUNTING TERMS. All accounting terms used and not defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles.

                                          ARTICLE 2.   THE CREDIT

         Section 2.1 THE TERM LOANS. Subject to the terms and conditions of this Agreement, on the date hereof, the Term Loan Lenders, severally and not jointly, shall make term loans ("Term Loans") to Borrower in an amount equal to each Term Loan Lender's Term Loan Commitment Percentage of $58,000,000 as set forth on
Schedule 1 hereto, and Borrower shall execute and deliver to each Term Loan Lender a Term Loan Note to evidence the Term Loan made by such Term Loan Lender to Borrower hereunder.

         Section 2.2 PRINCIPAL INSTALLMENTS AND INTEREST ON THE TERM LOANS. Borrower shall pay to the Lenders mandatory principal installments in the amount and upon the date set forth on the Amortization Schedule and as required on
Section 12.3, 1. All payments under Section 12.3, 1 shall apply against the next due and owing installments under the Amortization Schedule. The Borrower shall pay interest on the unpaid, outstanding balance of the Term Loans at a per annum rate equal to the Base Rate plus the Base Rate Margin. Interest on the Term Loans shall be payable monthly in arrears on the last day of each month, commencing January 31, 1999, and continuing until all of the Indebtedness of the Borrower to the Term Loan Lenders under the Term Loans shall have been paid in full.

         Section 2.3 PROCEDURE FOR RESERVES. Borrower hereby acknowledges and recognizes that the Borrower and Agent have established the Interest Reserve and the General Cash Collateral Account. The following provisions shall be applicable to the Reserves:

         (a) All Reserves held by Agent in each respective Reserve Account. The Borrower shall establish with the Agent a cash collateral account for each Reserve at the Head Office of Agent in the name of and for the benefit of the Agent from which withdrawals may be made only by the Agent The Agent shall apply the proceeds of the Reserve Accounts as follows:

                      (i) If a Default or Event of Default then exists, the amounts in any Reserve Account shall be applied in accordance with Section 12.3(2);

                      (ii) If no Default or Event of Default exists hereunder, then, for the purpose of and conditions established for the respective Reserve Account and pursuant to Section 12.3.

         (b) The Reserves shall bear interest at such rate as the Agent and the Borrower may from time to time agree but in any event at the interest rate applicable to interest bearing checking accounts by the Agent at its Head Office.

         (c) All Reserves shall be the subject of a first in priority perfected security interest in favor of the Agent to secure the payment of the Lender Obligations in accordance with the terms hereof.

         Section 2.4 INTEREST RESERVE. Borrower hereby agrees that the Lenders shall establish the Interest Reserve either from the hold back of proceeds of the Loan reserved for the payment of interest and for no other purpose or from cash flow of the Borrower in accordance with Section 12.3 deposited in the Interest Reserve in a combined amount equal to the interest that will become due and payable in cash under the Term Loan in the next rolling five (5) month period. The Interest Reserve shall be disbursed by the Agent to pay: (i) regularly scheduled installments of accrued and unpaid interest under the Notes prior to the Maturity Date or (ii) from and after the Maturity Date, for accrued and unpaid interest under the Notes at the discretion of the Lenders. The Interest Reserve may be disbursed for purposes other than the foregoing only with the consent of the Lenders and, prior to the occurrence of a Default, with the consent of the Borrower.

         Section 2.5 GENERAL CASH COLLATERAL ACCOUNT. Borrower hereby establishes the General Cash Collateral Account with the Agent subject to the terms and conditions hereof. The General Cash Collateral Account shall be funded from the cash of the Borrower in an amount elected by the Borrower to be placed in the General Cash Collateral Account pursuant to Section 12.3. The Borrower shall have the right to cause the Agent to apply all or a portion of the proceeds of the General Cash Collateral Account to the payment of principal under the Term Loan including any principal installments under the Amortization Schedule.

         Section 2.6 ADDITIONAL PAYMENTS. Upon the occurrence and during the continuance of any Event of Default, the Borrower shall, on demand, pay to the Agent, for the account of the Lenders, interest on the unpaid principal balance of the Term Loans, and, to the extent permitted by law, on any overdue installments of interest, at a rate per annum equal to the Default Rate.
         Section 2.7 COMPUTATION OF INTEREST, ETC. Interest hereunder and under the Loans shall be computed on the basis of a 360-day year for the number of days actually elapsed. No interest payment or interest rate charged hereunder shall exceed the maximum rate authorized from time to time by applicable law. The outstanding balance of the Term Notes as reflected on the Agent's records from time to time shall be considered correct and binding on the Borrower and the Lenders (absent manifest error).

         Section 2.8 FEES. Borrower shall pay the Fees to the Agent, for the Agent's own account as are provided in the Fee Letter and as otherwise required to be paid by the Agent.

         Section 2.9 SET-OFF. To the extent not prohibited by applicable law, the Borrower hereby authorizes the Agent and each Lender, without prior notice to the Borrower, if and to the extent payment is not promptly made when due pursuant to the Term Loan Notes or pursuant to any provision hereof or of any other Lender Agreement, to charge against any account of any Borrower with the Agent or such Lender, an amount equal to the accrued interest and principal and other amounts from time to time then due and payable to the Agent and the Lenders hereunder and under all other Lender Agreements, provided that the Agent shall notify the Borrower of any such set-off promptly thereafter.

         Section 2.10 INCREASED COSTS, ETC.

         (a) Anything herein to the contrary notwithstanding, if any changes in present or future applicable law (which term "applicable law," as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other authority, whether or not having the force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, shall (i) subject such Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or the payment to such Lender of any amounts due to it hereunder, or (ii) materially change the basis of taxation of payments to such Lender of the principal of or the interest on the Loans or any other amounts payable to such Lender hereunder, or (iii) impose or increase or render applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by an office of such Lender with respect to the transactions contemplated herein, or (iv) impose on such Lender any other condition or requirement with respect to this Agreement or the Term Loans, and the result of any of the foregoing is (a) to increase the cost to such Lender of making, funding or maintaining all or any part of the Loans or its commitment hereunder, or (b) to reduce the amount of principal, interest or other amount payable to such Lender hereunder, or (c) to require such Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender from Borrower hereunder, then, and in each such case not otherwise provided for hereunder, Borrower will upon demand made by such Lender promptly following such Lender's receipt of notice pertaining to such matters accompanied by calculations thereof in reasonable detail, pay to such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or other sum; PROVIDED that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of any Lender. In determining the additional amounts payable hereunder, the Lenders may use any reasonable method of averaging, allocating or attributing such additional costs, reductions, payments, foregone interest or other sums among their respective customers.

         (b) Anything herein to the contrary notwithstanding, if, after the date hereof, any Lender shall have determined that any present or future applicable law, rule, regulation, guideline, directive or request (whether or not having force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, regarding capital requirements for banks or bank holding companies generally, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any of the foregoing, either imposes a requirement upon such Lender to allocate additional capital resources or increases such Lender's requirement to allocate capital resources or such Lender's commitment to make, or to such Lender's maintenance of the Term Loans, which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed by such Lender to be material, such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower accompanied by an opinion of counsel to such Lender with respect to such matters, the cost of which opinion shall be paid by Borrower. Borrower and such Lender shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate such Lender for such reduction. If Borrower and such Lender are unable to agree on such adjustment within thirty (30) days of the date on which Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the fees payable hereunder shall increase by an amount which will, in such Lender's reasonable determination, evidenced by calculations in reasonable detail furnished to Borrower, compensate such Lender for such reduction, such Lender's determination of such amount to be conclusive and binding upon Borrower, absent manifest error. In determining such amount, such Lender may use any reasonable methods of averaging, allocating or attributing such reduction among its customers.

         Section 2.11 USE OF PROCEEDS. The proceeds of the Term Loans hereunder shall be advanced to the Borrower pursuant to the terms of the Agreement and used by Borrower: (a) to pay the fees and expenses associated with the transactions contemplated hereby, (b) to establish the Interest Reserve, (c) to the extent (a) and (b) are fully reserved or paid, for amounts shown on the Budget; and (d) for such other amounts and payees as the Agent shall approve. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock. This provision shall control over the provisions of Section 9.6.

                   ARTICLE 3. CONDITIONS TO LOANS AND ADVANCES

         Section 3.1 CONDITIONS TO THE TERM LOANS AND ALL ADVANCES. The Lenders' obligations to make the Term Loans and to make Advances shall be subject to compliance by Borrower with its agreements contained in this Agreement, and to the condition precedent that the Lenders shall have received each of the following, in form and substance satisfactory to the Agent and its counsel or in the form attached hereto as an Exhibit or Schedule, as the case may be:

         (a)     NOTES. The Term Loan Notes duly executed by the Borrower.

         (b) RESOLUTIONS. Copies of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement, the Term Loan Notes, the Security Agreements and the other Lender Agreements to which the Borrower or any Subsidiary is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of Borrower and each of its Subsidiaries (which certificate shall state that such resolutions are in full force and effect).

         (c) INCUMBENCY. A certificate of the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of Borrower certifying the name and signatures of the officers of Borrower authorized to sign this Agreement, the Term Loan Notes, the Security Agreements, the other Lender Agreements to which Borrower or any Subsidiary is a party and the other documents to be delivered by Borrower hereunder.
         (d) CERTIFICATES OF EXISTENCE. Certificates of legal existence, corporate or partnership good standing and foreign qualification for Borrower of recent date issued by the appropriate California, Colorado, Delaware, Maine, Nevada, Utah and Vermont Governmental Authorities.

         (e) CERTIFICATES OF GOOD STANDING. Certificate of good standing for Borrower and each Subsidiary of Borrower of recent date issued by the appropriate California, Colorado, Delaware, Maine, Nevada, Utah and Vermont Governmental Authorities.

         (f) LEGAL OPINIONS. The opinions of counsel to the Borrower, dated the date of execution of this Agreement, in form acceptable to counsel for the Lenders.

         (g) SATISFACTION OF CONDITIONS. A certificate of the chief operating officer or chief financial officer of Borrower, dated the Closing Date, to the effect that all conditions precedent on the part of the Borrower to the execution and delivery hereof and the making of the Term Loans have been satisfied.

         (h) GOVERNMENTAL APPROVALS. Evidence of the receipt of all necessary governmental authorizations, consents and approvals for the execution, delivery and performance by Borrower and its Subsidiaries party thereto of this Agreement, the Term Loan Notes, the Security Agreements and the other Lender Agreements.

          (i) CLOSING FEE. Receipt by the Agent for the account of the Lenders of the closing fees due to it pursuant to the Fee Letter.

         (j) TITLE. The Designated Properties have been conveyed to Borrower, and Borrower owns fee simple title or other title acceptable to the Lenders with respect to the Designated Properties.

         (k) PURCHASE OPTION. Borrower is the owner of the Purchase Option. No encumbrance exists with respect to the Purchase Option other than the lien of the collateral documents securing the Senior Facility which affects all of the Purchase Option other than the Base Property.

         (l) MARRIOTT. Borrower has assigned a first in priority security interest (subject to perfection) in the distribution interest of Borrower in the Marriott Joint Venture.

         (m) SECURITY AGREEMENTS. Each of the security agreement modifications shall have been duly and properly authorized, executed and delivered by the parties thereto and shall be in full force and effect, and pursuant to the Security Agreements, Borrower shall have granted to the Agent first valid and binding perfected security interests, liens and encumbrances on all of the assets of Borrower (other than personal property which are either de minimis or non core assets of the Borrower and restricted cash balances and investments of the disbursed loan proceeds other than the Killington Property prior to the filing of the required subdivision plats permitted the recording of the Mortgage applicable to the Killington Property) in favor of the Agent (subject only to permitted Liens including without limitation:

                  (i) all fee simple and leasehold interests in and to all real property owned or leased by Borrower, and all buildings and improvements now located or to be constructed thereon, whether now owned or hereafter acquired;

                  (ii) all tangible and intangible assets of Borrower, whether now owned or hereafter acquired, including without limitation all machinery, equipment, furniture, furnishings, inventory, appliances, contract rights, deposit accounts, cash collateral, hotel and motel revenues, instruments, general intangibles, etc., whether now owned or hereafter acquired, but excluding leasehold personal property interests which Borrower is prohibited by the lessor from assigning and any interest in any personal property lease agreement which Borrower is prohibited from assigning;

                  (iii) all leases, tenancies, purchase and sale agreements for the sale of condominium units or other property, operating agreements, contract and rental agreements for the lease, sale (as permitted hereunder), rental, occupancy, hire or use of any of Borrower's assets, including without limitation the Mortgaged Properties, or any portion thereof together with all income, profits, revenues, cash collateral and other proceeds thereof; and

                  (iv) all licenses, permits, trade names, patents, trademarks, approvals and contracts.

         (n) INSURANCE. The Agent shall have received (i) certificates of insurance as to the liability, hazard and other insurance maintained by Borrower on the Collateral in conformity with the insurance requirements contained herein (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms all in accordance with the provisions of the Security Agreements; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from Borrower, its insurers and insurance brokers as the Agent may request.

         (o) LEASES/SERVICE CONTRACTS. The Agent shall have received copies of all material service contracts and leases affecting any portion of the Mortgaged Properties.

         (p) SUBORDINATION AGREEMENT. The Agent shall have received the executed Subordination Agreement.

         (q) MISCELLANEOUS. The Agent shall have received such other documents, certificates and opinions as the Agent or the Lenders may reasonably request.

         (r) PERMITTED CONSTRUCTION LOANS. No Default or Event of Default shall exist with respect to the Permitted Construction Loans.

         (s) INTEREST RESERVE FULLY ESTABLISHED. The Interest Reserve is fully established to the levels required herein.

         (t) MASTER EASEMENT. The Master Easement shall be executed and delivered and remain in full force and effect, and the Title Policies shall insure the lien and interest thereof subject only to the Permitted Exceptions.

         (u) AUTHORIZED EXPENDITURES AND ADVANCES. The borrower shall be entitled to Advances under the Loan to fund all expenditures reflected in the Budget as in effect from time to time. Each request for an Advance shall be accompanied by a requisition for advance in the form attached hereto as Exhibit containing:

                  (i) A certification of the Borrower's chief financial officer or vice president of finance as to the accuracy of the information contained therein.

                  (ii) A report reflecting any variance of the Advance requested from the Budget in effect. Borrower may reallocate budgeted amounts shown as line items or the contingency line item in the Budget provided the Term Loan is in Balance.

                  (iii) Confirmation that the amount of the Advance, when funded, will not cause the Outstanding Amount of the Term Loan to exceed $58,000,000.00.

                  (iv) Certification that, to the best of the knowledge of the officer executing the certificate, no Default then exists (or if so specifying the same).

                  (v) The certification that after the Advance is made, the Term Loan will remain in Balance.

         Section 3.2 CONDITIONS TO ADVANCES. The obligation of each Lender to make any Term Loan Advances subsequent to the Closing Date shall be subject to the satisfaction of the following conditions precedent:

         (a) Legality of Transactions. It shall not be unlawful for any Person, including the Agent or any Lender, to perform any of its agreements or obligations under any of the Lender Agreements to which the Agent or such Lender is a party on the date of such Term Loan Advance.

         (b) Representations and Warranties. Each of the representations and warranties made by or on behalf of the Borrower and the Borrower Subsidiaries to the Agent and the Lenders in this Agreement or any other Lender Agreements shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the Borrower's notice of borrowing for such Term Loan Advance and on and as of the date of such Term Loan Advance, and shall be true and correct in all material respects on and as of each of such dates, except, in each case, as affected by the consummation of the transactions contemplated by the Lender Agreements.

         (c) Performance, etc. The Borrower and its Subsidiaries shall have duly and properly performed, complied with and observed in all material respects each of its covenants, agreements and obligations contained in this Credit Agreement, including the covenants set forth in Article 7 and any of the other Lender Agreements to which it is a party or by which it is bound on the date of such Term Loan Advance. No Event of Default or Default shall exist.

         (d) Proceedings and Documents. Any corporate, partnership, governmental and other proceedings which are undertaken in connection with the transactions contemplated by such Term Loan Advance and any instruments and documents incidental to such Term Loan Advance shall be in form and substance reasonably satisfactory to the Agent, and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested. With respect to any Term Loan Advance requested after any date on which the outstanding term loan advances have been repaid in full, the Borrower shall have provided to the Agent evidence satisfactory to the Agent as to the continuing perfected first in priority and effectiveness of the Agent's security interest in and lien upon all of the Collateral.

         (e) Payment of Fees. The Borrower shall have complied with its obligations under ss. 2.5 to pay the Fees, or any other amount arising hereunder at any time subsequent to the Closing Date and becoming due and payable on or before the date of such Term Loan Advance.
         (f) Interest Reserve Fully Established. The Interest Reserve is fully established to the levels required herein.

         (g) Required Due Diligence. The Required Due Diligence shall be submitted to and approved by Agent as provided in Section 8.11.

         Section 3.3 BUDGET COMPLIANCE. The amount of the proposed Advance when taken together with all other advances in the category of the Budget shall be within the amount set forth in the applicable category in the Budget.

          Section 3.4 PROCEDURES FOR ADVANCES.

         (a) Requests for Advances. Whenever the Borrower desires to receive a Advance, the Borrower shall give notice to the Agent by telephone, telecopy, telex or cable, in each case confirmed in writing by the Borrower, delivered to the Agent's office at 115 Perimeter Center Place, Suite 500, Atlanta, Georgia 30346, Attn. Mr. Jeff Aycock.

         Each such notice delivered by the Borrower shall specify the aggregate principal amount of the Advance requested. Each such notice shall obligate the Borrower to accept the Advance requested from the Lenders on the proposed Drawdown Date therefor. Whenever there is an Obligation due and payable, the Agent may (but shall not be required to) make a Advance in the amount of such Obligation and apply the proceeds of the Advance to the payment of the Obligation, provided that the Agent shall promptly notify the Borrower of such Advance and the application of proceeds thereof.

         The time periods in this section are subject to and shall commence only upon the completion of the Advance Requirements and the determination by the Agent that the submission meets all requirements for Advances established herein. The Agent shall have a minimum of two (2) days from the submission of a complete request for Advance in which to make a determination of compliance. The Borrower shall be entitled to request Advances no more frequently than once per month with fundings scheduled for on or about the 25th of each month.

         The Borrower shall give the Agent not later than 10:00 a.m. (Boston time) one Business Day prior to the date of a proposed Advance, irrevocable prior notice by telephone or telecopy and shall confirm any such telephone notice with a written request for Advance; provided, however, that the failure by the Borrower to confirm any notice by telephone or telecopy with a request for Advance shall not invalidate any notice so given.

         (b) Notification of Lenders. Upon receipt of a request for Advance, the Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of each Lender's portion of any such Advance. Each Lender shall, not later than 2:00 p.m. (Boston time) on the date specified for such Advance in such notice, make available to the Agent at the Agent's office, or at such account as the Agent shall designate, the amount of such Lender's portion of the Advance in immediately available funds.

         (c) Disbursement. Prior to 3:00 p.m. (Boston time) on the date of an Advance, the Agent shall, subject to the satisfaction of the conditions set forth in ss.3.4(b), disburse the amounts made available to the Agent by the Lenders in like funds by transferring the amounts so made available by deposit into the Borrower's account maintained with BKB. Unless the Agent shall have received notice from a Lender prior to 11:00 a.m. (Boston time) on the date of any Advance that such Lender will not make available to the Agent such Lender's ratable portion of such Advance, the Agent may assume that such Lender has made or will make such portion available to the Agent on the date of such Advance and the Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Agent, such Lender agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (x) for the first two Business Days, at the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Lender of New York, and (y) thereafter, at the Base Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Agent shall promptly relend to the Borrower such corresponding amount. If such Lender does not repay such corresponding amount immediately upon the Agent's demand therefor, the Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender. In the event that a Lender for any reason fails or refuses to fund its portion of an Advance in violation of this Agreement, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full
(whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and (ii) shall not be entitled to receive any payments of principal, interest or fees from the Agent (or the other Lenders) in respect of its Loans, which amounts may be applied by the Agent for the benefit of the Agent and the other Lenders in accordance with the provisions of ss.10.5(b) and thereafter in a manner determined by the Agent in its sole discretion. Furthermore, upon such failure of a Lender to fund its portion of an Advance, the Agent shall have the right, but not the obligation, at its election, to purchase the portion of the Loan held by such non-funding Lender for a purchase price equal to the then outstanding principal balance of such Lender's Loan or portion thereof.

                                     ARTICLE 4.  PAYMENT AND REPAYMENT

          Section 4.1 MANDATORY REPAYMENTS AND PREPAYMENTS. Borrower shall repay the Term Loans in full on the Term Loan Maturity Date.

         Section 4.2 VOLUNTARY PREPAYMENTS. Borrower may make prepayments to the Agent for the ratable accounts of the Term Loan Lenders of any outstanding principal amount of the Term Loans upon three (3) days notice to the Agent.

         Section 4.3 PAYMENT OR OTHER ACTIONS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. In the case of any other action the last day for performance of which shall be a day other than a Business Day, the date for performance shall be extended to the next succeeding Business Day.

         Section 4.4 METHOD AND TIMING OF PAYMENTS. Borrower shall make each payment to be made by Borrower hereunder not later than 3:00 (Boston time) on the day when due in lawful money of the United States to the Agent at its address set forth in Section 16.1 in immediately available funds. The Agent will, after its receipt thereof, distribute like funds relating to the payment of principal, interest or any other amounts payable hereunder ratably to the Lenders in accordance with their respective Commitment Percentages. Any payment made by Borrower to the Agent under this Agreement or under the Notes in the manner provided in this Agreement shall be deemed to be a payment to each of the respective Lenders, unless the provisions of this Agreement expressly provide that any such payment shall be solely for the account of the Agent or any specific Lender.

         Section 4.5 CURRENCY. All payments and prepayments provided for under this Agreement shall be made in lawful currency of the United States of America in immediately available funds.

         Section 4.6 FOREIGN LENDERS. Each Lender (including any Successor Lender) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income ("Non-U.S. Lender") shall deliver to Borrower and the Agent (or, in the case of a Credit Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Borrower under this Agreement and the other Lender Agreements. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Credit Participant, on or before the date such Credit Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 4.6, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 4.6 that such Non-U.S. Lender is not legally able to deliver.

                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loans as contemplated hereby, Borrower hereby makes the following representations and warranties:

         Section 5.1 EXISTENCE, CHARTER AND FORMATION DOCUMENTS, ETC. Borrower is a corporation, and is validly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized and has corporate power to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Certified copies of the charter documents and By-Laws of Borrower have been delivered to the Lenders and are true, accurate and complete as of the date hereof.

         Section 5.2 PRINCIPAL PLACE OF BUSINESS; LOCATION OF RECORDS. Borrower's and each Subsidiary's principal place of business is as described on
Schedule 5.2. All of the books and records or true and complete copies thereof relating to the accounts and contracts of Borrower are and will be kept at such location and at the other locations designated on Schedule 5.2.

         Section 5.3 QUALIFICATION. Borrower and each Subsidiary is duly qualified, licensed and authorized to do business and is in good standing as a foreign corporation or partnership in each jurisdiction where its ownership or leasing of properties or the conduct of its business requires it to be so qualified except to the extent that any failure to be so qualified would not have a Material Adverse Effect.

          Section 5.4 SUBSIDIARIES.

          (a) Borrower has no Subsidiaries except for the Borrower Subsidiaries.

         (b) There are no material transactions or relationships between Borrower and American Ski or its Subsidiaries except for the InterCompany Debt, except as disclosed on Schedule 5.4, or after the Closing Date, pursuant to an Affiliate transaction permitted hereunder.

         Section 5.5 POWER. The execution, delivery and performance of this Agreement, the Term Notes, the Security Agreements and all other Lender Agreements and other documents delivered or to be delivered by Borrower to the Agent or the Lenders, and the incurrence of Indebtedness to the Lenders hereunder or thereunder, now or hereafter owing:

         (a) are within the powers of Borrower, having been duly authorized by its Board of Directors or other similar governing body, and, if required by law, by its charter documents or by its By-Laws, by its stockholders or partners;

         (b) do not require any approval or consent of, or filing with, any governmental agency or other Person (except for such approvals and consents that have been obtained and delivered to the Lenders) and are not in contravention of law or the terms of the charter documents or By-Laws of Borrower or any amendment thereof;

         (c)      do not and will not

                  (i) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any Subsidiary or American Ski is a party or by which Borrower or any Subsidiary or American Ski or any of their respective properties are bound or affected, except for those breaches or defaults which have been waived or consented to in writing or which will not in the aggregate result in a Material Adverse Effect,

                  (ii) result in a violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to Borrower or any Subsidiary, or to any of their respective properties.

         Section 5.6 VALID AND BINDING OBLIGATIONS. This Agreement, the Term Loan Notes, the Security Agreements and all the other Lender Agreements executed in connection herewith and therewith constitute, or will constitute when delivered, the valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and to the exercise of judicial discretion in accordance with general equitable principles, subject to perfection as provided herein.

         Section 5.7 OTHER AGREEMENTS. Borrower is not a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any charter or corporate restriction or any judgment, decree, order, rule or regulation, which at the time it is entered into is reasonably likely to have a Material Adverse Effect, or which restricts the ability of Borrower to carry out any of the provisions of this Agreement, the Term Loan Notes, the Security Agreements or any of the Lender Agreements executed in connection herewith and therewith except for the compliance by Borrower with the provisions of Section 11.2.

         Section 5.8 PAYMENT OF TAXES. Borrower has filed all tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received, except such as are being contested in good faith by appropriate proceedings.

         Section 5.9 FINANCIAL STATEMENTS. All balance sheets, statements and other financial information furnished to the Agent and the Lenders in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the financial statement for the fiscal quarter ended October 25, 1998, has been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except for normal year-end adjustments and for the absence of footnotes with interim statements) and present fairly the consolidated financial condition of Borrower and its Subsidiaries reported therein and all such information so furnished was true, correct and complete as of the date thereof, in all material respects.

         Section 5.10 OTHER MATERIALS FURNISHED. The written information, exhibits, memoranda or reports furnished to the Agent or the Lenders by or on behalf of Borrower in connection with the negotiation of this Agreement, taken as a whole, does not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not misleading.

         Section 5.11 STOCK. As of the date hereof, the issued and outstanding capital stock of Borrower is as set forth on Schedule 5.11 hereto. There are presently issued by Borrower and outstanding the shares of capital stock indicated on Schedule 5.11. Borrower has received the consideration for which such stock was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non-assessable. Borrower has no other capital stock of any class outstanding.

         Section 5.12 CHANGES IN CONDITION. Since October 25, 1998, there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of Borrower and its Subsidiaries taken as a whole, and neither Borrower nor any Subsidiary have entered into any transaction outside of the ordinary course of business which is material to Borrower and its Subsidiaries taken as a whole other than: (i) the closing of the Key Bank Facility and (ii) the Borrower's buy-out of the leasehold interest of United Concerts at The Canyons for an aggregate cash settlement of $1,000,000.00. Neither Borrower nor any Subsidiary have, as of the date thereof, any contingent liabilities of any material amount other than the Senior Note Guaranty and the existing guaranty of a portion of the Key Bank Facility by the Borrower.

         Section 5.13      ASSETS, LICENSES, PATENTS, TRADEMARKS, ETC.

         (a) Borrower has good and marketable title to, or valid leasehold interests in, all of its assets, real and personal, including the Designated Properties and the Purchase Option, subject to no liens, charges or encumbrances, except for liens, charges and encumbrances described in Schedule
5.13 and permitted by Section 9.2 hereof.

         (b) Borrower owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business.

         (c) Except as set forth on Schedule 5.13 hereto, no leasehold personal property interest which Borrower is prohibited by the lessor from assigning and no interest in any personal property lease agreement which Borrower is prohibited from assigning is material, or taken as a whole are material, to the operations of Borrower.

         Section 5.14 LITIGATION. There is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of Borrower, threatened, or any basis therefor, which involves a material risk of any judgment or liability which could have a Material Adverse Effect, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Borrower or any of its Subsidiaries which has or may have a Material Adverse Effect.

         Section 5.15 PENSION PLANS. No employee benefit plan established or maintained by Borrower or any of its Subsidiaries or any other Person a member of the same "control group," as American Ski or any of its Subsidiaries ("Pension Affiliate"), within the meaning of Section 302(f)(6)(b) of ERISA, (including any multi-employer plan to which American Ski or any of its Subsidiaries contributes) which is subject to Part 3 of Subtitle B of Title I of the ERISA, had a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such plan to which Part 3 of Subtitle B of Title I of ERISA applied, and no material liability under Title IV of ERISA has been, or is expected by Borrower or any of its Subsidiaries to be, incurred with respect to any such plan by Borrower or any of its Subsidiaries or any Pension Affiliate. The execution, delivery and performance by American Ski and the Borrower of this Agreement and the other Lender Agreements executed on the date hereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. Borrower and its Subsidiaries have no Pension Plan other than those described on Schedule 5.15.

         Section 5.16 OUTSTANDING INDEBTEDNESS. After application of the proceeds of the Term Loans, the outstanding amount of borrowed money of Borrower and its Subsidiaries as of the date hereof is correctly set forth on Schedule
5.16 hereto, and said Schedule correctly describes the credit agreements, guaranties, leases and other instruments pursuant to which such Indebtedness has been incurred and all liens, charges and encumbrances securing such Indebtedness. This schedule also describes all agreements and other arrangements pursuant to which Borrower or any of its Subsidiary may borrow any money. Neither Borrower nor any Subsidiary has any indebtedness other than as set forth on Section 5.16 and those amounts payable from Term Loan Advances on the Closing Date.

          Section 5.17 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.17:

         (a) Neither Borrower, any Subsidiaries, nor any operator of any of their respective properties is in violation, or to Borrower's knowledge is in alleged violation, of any Environmental Law, which violation would have a Material Adverse Effect.

         (b) Neither Borrower, nor any operator of any of their respective properties has received notice from any third party, including without limitation any federal, state, county, or local governmental authority, (i) that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA") or any equivalent state law, with respect to any site or location; (ii) that any Hazardous Materials which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered Borrower, or another third party or parties (E.G. a committee of potentially responsible parties) to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged release or threatened release of Hazardous Materials. For purposes of this Agreement, "release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Material into the Environment, or the uncontained presence of any Hazardous Material in the Environment.

         (c) (i) Borrower, and each operator of any real property owned or operated by Borrower is in compliance, in all material respects, with all provisions of the Environmental Laws relating to the handling, manufacturing, processing, generation, storage or disposal of any Hazardous Materials; (ii) to the best of Borrower's knowledge, no portion of property owned, operated or controlled by Borrower has been used for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; (iii) to the best of Borrower's knowledge, there have been no releases or threatened releases of Hazardous Materials on, upon, into or from any property owned, operated or controlled by Borrower, which releases could have a Material Adverse Effect; (iv) to the best of Borrower's knowledge, there have been no releases of Hazardous Materials on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by Borrower which, through soil or groundwater contamination, may have come to be located on the properties of Borrower; and
(v) to the best of Borrower's knowledge, there have been no releases of Hazardous Materials on, upon, from or into any real property formerly but no longer owned, operated or controlled by Borrower.

         (d) None of the properties of Borrower is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.
         Section 5.18 FOREIGN TRADE REGULATIONS. Borrower is not (a) a person included within the definition of "designated foreign country" or "national" of a "designated foreign country" in Executive Order No. 8389, as amended, in Executive Order No. 9193, as amended, in the Foreign Assets Control Regulations (31 C.F.R., Chapter V, Part 500, as amended), in the Cuban Assets Control Regulations of the United States Treasury Department (31 C.F.R., Chapter V, Part 515, as amended) or in the Regulations of the Office of Alien Property, Department of Justice (8 C.F.R., Chapter II, Part 507, as amended) or within the meanings of any of the said Orders or Regulations, or of any regulations, interpretations, or rulings issued thereunder, or in violation of said Orders or Regulations or of any regulations, interpretations or rulings issued thereunder; or (b) an entity listed in Section 520.101 of the Foreign Funds Control Regulations (31 C.F.R., Chapter V, Part 520, as amended).

         Section 5.19 GOVERNMENTAL REGULATIONS. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or is a common carrier under the Interstate Commerce Act, or is engaged in a business or activity subject to any statute or regulation which regulates the incurring by Borrower of Indebtedness for borrowed money, including statutes or regulations relating to common or contract carriers or to the sale of electricity, gas, steam, water, telephone or telegraph or other public utility services.

         Section 5.20 MARGIN STOCK. Borrower does not own any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, nor is Borrower engaged principally or as one of its important activities in extending credit which is used for the purpose of purchasing or carrying margin stock.

         Section 5.21 SOLVENCY. Borrower, before and after giving effect to the transactions contemplated by this Agreement and the other Lender Agreements is Solvent.

          Section 5.22 COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.

         (a) Borrower is not in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in a Material Adverse Effect.

         (b) Borrower has complied in all respects with the requirements of the Hart-Scott-Rodino Anti-Trust Improvement Act of 1976, as amended ("HSR Act")

         Section 5.23 ABSENCE OF FINANCING STATEMENTS, ETC. To the best knowledge of Borrower and except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, effect or give notice of any present or possible future lien on, or security interest in, any assets or property of Borrower or any Subsidiary or any rights relating thereto.

          Section 5.24 FISCAL YEAR. Borrower has a fiscal year which is the twelve-months ending on the last Sunday of July of each year.

          Section 5.25 TAX STATUS. Borrower is a "C" corporation for all purposes under the Code.

         Section 5.26 PURCHASE OPTION. The Purchase Option is in full force and effect and no event of default or default exists thereunder. No consent or approval of the optionor is required for the pledge of the interest of the Borrower to Lender thereunder.

         Section 5.27 LEASES. As of the Closing Date neither the Borrower nor any Borrower Subsidiary is a party to any Lease other than as set forth on
Schedule 5.27. Any Leases subsequently entered into by the Borrower must be approved by Agent and will be subject to a first in priority perfected security interest. All such Leases shall be in full force and effect and no event of default or default shall exist thereunder. No consent shall be required for the pledge of the interest of the Borrower to the Lender thereunder.

         Section 5.28 PERMITTED CONSTRUCTION LOANS. The Permitted Construction Loans have been closed and are in full force and effect; no Default or Event of Default exists thereunder; the amounts thereof are sufficient, when taken together with amounts previously invested by the Borrower or a Subsidiary, or scheduled to be invested under the Budget to complete the Project for which they were granted in the manner contemplated by the Permitted Construction Loan; and the lender thereof has not indicated any intent to withhold any advances thereunder other than the delivery of certain due diligence items set forth in the documents for the respective Permitted Construction Loan.

          Section 5.29 STATUS MEMORANDUM. The information contained in the Status Memorandum is true and correct in all material respects.

         Section 5.30 SECURITY AGREEMENTS. The Security Agreements create a perfected first in priority security interest in and to the Collateral subject only to Permitted Exceptions. The Collateral includes all of the assets of the Borrower and all shares of all equity interests of the Borrower Subsidiaries except for personal property which is either a de minimis asset or non core asset of the Borrower.

         Section 5.31 COMPREHENSIVE EFFECT OF MASTER EASEMENT. The Master Easement conveys to the Lenders all utilities, access rights, and development rights in sufficient scope and in an encumbered state to permit the development of the Mortgaged Property for the Contemplated Improvements and as set forth in the Appraisals delivered to the Agent on or before the Closing Date. Borrower acknowledges receipt of the Appraisals on or before the Closing Date subject to completion of master planning. All such rights may be exercised without the prior consent of the Borrower any Affiliate of Borrower or American Ski, except as set forth in the Master Easement.

                       ARTICLE 6. REPORTS AND INFORMATION

         Section 6.1 FINANCIAL STATEMENTS AND OTHER REPORTS. The Borrower will furnish or cause to be furnished financial statements and other monthly, quarterly or other periodic reports to the Agent and each of the Lenders as follows:

                  (a) within ninety (90) days after the close of each fiscal year, the consolidated balance sheets and consolidated statements of income, retained earnings and cash flows (the "Financial Statements") for such year, in reasonable detail, and, setting forth in comparative form the corresponding figures for the preceding year, prepared pursuant to agreed upon procedures and in accordance with generally accepted accounting principles consistently applied, accompanied by a report of an independent certified public accountant selected by Borrower and approved by the Agent;

                  (b) within forty-five (45) days after the end of each Fiscal Quarter of each fiscal year, the unaudited balance sheet, income statement and a statement of cash flows similar to those required by clause (a) above (but with a requirement as to comparison with the prior year) as of the end of such Fiscal Quarter and for such Fiscal Quarter then ended and for the Fiscal Quarter from the beginning of the current fiscal year to the end of such Fiscal Quarter, prepared in accordance with generally accepted accounting principles consistently applied and certified as to preparation in accordance with generally accepted accounting principles and that such statements fairly present the financial condition of the Borrower at the dates thereof and for the periods then ended, on behalf of the Borrower by its chief financial officer, subject only to changes resulting from audit and normal year-end adjustments;

                  (c) at the delivery of each quarterly and annual statement, a detailed computation showing compliance with the Financial Covenants certified by the chief financial officer of the Borrower or other designated officer of Borrower acceptable to Agent ("Compliance Certificate"); and further certifying that such officer has caused this Agreement to be reviewed and has no knowledge of any Default by it in the performance or observance of any of the provisions hereof, during such month or at the end of such year, or, if such officer has such knowledge, specifying each Default and the nature thereof;

                  (d) on a quarterly basis: (i) a certification by the chief financial officer of the Borrower as to the progress of construction and the ability of the Borrower to complete the Permitted Construction Projects in the time required by the Permitted Construction Lender or under any presale contracts with respect to such Project, and evidence that no default or event of default under the Permitted Construction Loan and that all requirements and conditions for further advances thereunder have been met, together with: (i) the most recent construction inspector report for each Permitted Construction Loan and (ii) at the request of the Agent, copies of all reports of construction inspectors and architects retained to render periodic construction reports to the Permitted Construction Loans Lenders, copies of the applicable budgets and other financial information relevant to the Permitted Construction Projects;

                           (ii)     evidence that the Term Loan is in Balance;

                           (iii)  copies  of all  title  endorsements  and title
policies applicable to the Projects.

                  (e) promptly upon receipt thereof, copies of all management letters which are submitted to Borrower by its independent accountants in connection with any annual or interim audit of Borrower's books made by such accountants;

                  (f) Borrower shall submit to the Agent and the Lenders updated versions of the Budget and Cash Flow Projections on a semi-annual basis and Loan Reserve Analysis quarterly or at such earlier times as may be requested by the Agent;

                  (g) The Borrower shall submit to the Agent an updated version of the Loan Reserve Analysis on a quarterly basis. The Loan Reserve Analysis shall provide an analysis of the rolling five month interest obligations with respect to the Term Loans and evidence that the Interest Reserve is in sufficient amount to fully fund the five month pro forma interest requirement. The Borrower shall provide the Agent with all necessary support in performing any due diligence required to verify the information reported in the updated Loan Reserve Analysis and Budget. In the event of a dispute as to such calculation, the Agent's calculation shall control;

                  (h) on a quarterly basis, a Budget variance report as to each category of the Budget setting forth the current status of the Budget and the variance of the categories thereof on an incurred basis during the previous quarter;
                  (i) on a monthly basis, a report showing the total number and dollar value of sales of all units at all Projects, including the total units closed with the total purchase price and Net Proceeds, the total units under contract including purchase price and total deposit, and a status report of such contracts and closings as to the amounts projected for the month in the Budget;

                  (j) such other periodic reports, financial statements, other information as the Agent from time to time reasonably requests, on a monthly, quarterly or other periodic basis, including, without limitation, periodic reports of financial information, construction progress, inventory, marketing and sales results, and compliance with financial, environmental or other covenants and including a report from an independent certified public accountant selected by Borrower and approved by Agent certifying without material qualification such financial matters relating to Borrower or a Borrower Subsidiary as Agent may reasonably request. Borrower shall submit to Agent reports required on an annual basis within ninety (90) days, on a quarterly basis or within forty-five (45) days and on a monthly basis within thirty (30) days each after the end of the applicable reporting period. The method and basis of calculation of financial data shall be consistently calculated in accordance with generally accepted accounting principles;

                  (k) Borrower shall provide to Agent with all payments pursuant to Section 8.12, a cash reconciliation of the Borrower and the Borrower Subsidiaries in form and substance acceptable to the Agent which sets forth a report of: (i) the amount of cash and cash equivalents of the Borrower and each Borrower Subsidiary as of the last date of the month; (ii) the calculation of any reserves including amounts included in the Borrower Available Cash and the Interest Reserve; and (iii) a reconciliation of amounts in the Budget as they apply to any reserves or cash distributed.

         Section 6.2 NOTICE OF DEFAULTS. As soon as possible, and in any event within five (5) days after the occurrence of each Default, Borrower shall furnish to the Agent and each Lender the statement of their chief executive officers or chief financial officers setting forth details of such Default and the action which Borrower has taken or propose to take with respect thereto.

         Section 6.3 NOTICE OF LITIGATION. Promptly after the commencement thereof, Borrower shall furnish to the Agent and each Lender written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower, which, if adversely determined, would have a Material Adverse Effect.

         Section 6.4 REPORTABLE EVENTS. At any time that Borrower or any Pension Affiliate has a Pension Plan, Borrower shall furnish to the Agent and each Lender, as soon as possible, but in any event within thirty (30) days after Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the statement of the chief executive officers or chief financial officers of Borrower setting forth the details of such Reportable Event and the action which Borrower or any Pension Affiliate has taken or proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

         Section 6.5 COMMUNICATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS. At any reasonable time and from time to time upon reasonable request, Borrower shall provide the Agent and the Lenders and any agents or representatives of the Agent and the Lenders access to the independent public accountants of Borrower and its Subsidiaries to discuss their financial condition, including, without limitation any recommendations of such independent public accountants concerning the management, finances, financial controls or operations of Borrower and its Subsidiaries.

         Section 6.6 ENVIRONMENTAL REPORTS. In the event that and to the extent that any of the following provides notice of circumstances, occurrences or events that have or could reasonably be expected to have a material impact on the operations of Borrower, the Borrower shall furnish to the Agent and each
Lender: (a) not later than seven (7) days after notice thereof, notice of any enforcement actions, or, to the knowledge of Borrower, threatened enforcement actions affecting Borrower or any Subsidiary by any Governmental Authority related to Environmental Laws; (b) copies, promptly after they are received, of all orders, notices of responsibility, notices of violation, notices of
enforcement   actions,  and  assessments,   and  other  written   communications
pertaining to any such orders, notices, claims and assessments received by Borrower or any Subsidiary from any Governmental Authority; (c) not later than seven (7) days after notice thereof, notice of any civil claims or threatened civil claims affecting Borrower or any Subsidiary by any third party alleging any violation of Environmental Laws or harm to human health, safety or the environment; (d) copies of all cleanup plans, site assessment reports, response plans, remedial proposals, or other submissions of American Ski or any Subsidiary, other third party (e.g., committee of potentially responsible parties at a Superfund site), or any combination of same, submitted to a
Governmental Authority in response to any communication referenced in subsections (a) and (b) herein simultaneously with their submission to such Governmental Authority; and (e) from time to time, on reasonable request of the Agent, evidence satisfactory to the Agent of Borrower and its Subsidiaries' insurance coverage, if any, for any environmental liabilities.

         Section 6.7 MISCELLANEOUS. Borrower shall provide the Agent and the Lenders with such other information as the Agent or the Lenders may from time to time reasonably request respecting the business, properties, prospects, condition or operations, financial or otherwise, of Borrower and its Subsidiaries.

         Section 6.8 PURCHASE OPTION AND LEASES. Borrower shall take all actions necessary to cause the Leases and the Purchase Option to remain in full force and effect and to cause no event of default to occur or exist thereunder or under any Purchase Money Mortgage. Borrower hereby authorizes the Lenders to take such actions as the Lenders may deem necessary to cause this warranty to remain true and correct. Lenders may advance sums pursuant to the foregoing from and after the expiration of ten (10) days from the giving of notice to the Borrower of the intent of the Lender to undertake such action unless either a Lease or the Purchase Option would terminate without immediate action, and then, in such event, Lenders may take immediate action hereunder. All funds so advanced shall be secured by the Security Agreements, bear interest at the Default Rate of interest specified in the Notes and shall be immediately due and payable.

         Section 6.9 PERMITS, ZONING AND OTHER DEVELOPMENT RIGHTS. Borrower and the Lenders acknowledge and recognize that the Mortgaged Properties are in various stages of permitting for ultimate commercial development. Borrower shall take such actions as are necessary to cause such permits to be issued and vested in the Borrower and to be included in the Security Agreements. Borrower shall provide such additional information and periodic reports as the Lenders may request concerning the business plan and issuance of the foregoing permits, zoning and development rights.

         Section 6.10 MARRIOTT JOINT VENTURE. Borrower shall cause the Marriott Joint Venture to remain in full force and effect and to cause no default or event of default thereunder.

         Section 6.11 PERMITTED CONSTRUCTION LOANS. Borrower shall provide to the Agent upon receipt copies of all notices of Default or Event of Default under the Permitted Construction Loans and copies of all loan documents executed in connection therewith.

          Section 6.12 BUDGET COMPLIANCE. At all times, the Term Loan must be in Balance.

          ARTICLE 7. FINANCIAL COVENANTS

         On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitment to make any loans or advances hereunder, Borrower shall observe the following covenants:

          Section 7.1 MINIMUM TANGIBLE NET WORTH. Borrower shall maintain a minimum Tangible Net Worth at all times of not less than the sum of $60,000,000.00.

         Section 7.2 LOAN TO VALUE RATIO. From and after the Closing Date, the Borrower will not permit the amount outstanding under the Lender Obligations to exceed 45% of the Appraised Value of the Collateral.

                        ARTICLE 8. AFFIRMATIVE COVENANTS

         On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitment to make any loans or advances hereunder, Borrower will, comply with the following covenants and provisions in all material respects:

         Section 8.1 REPRESENTATIONS AND WARRANTIES. Borrower shall take all actions necessary in order to cause the representations and warranties set forth in this Agreement to be true, accurate and in full force and effect.

         Section 8.2 TAXES AND OTHER OBLIGATIONS. Borrower (a) will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all material taxes, assessments and other governmental charges, imposed upon each of them and its properties, sales and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies which if unpaid might by law result in a lien or charge upon any of its properties; PROVIDED, HOWEVER, that Borrower may contest any such charges or claims in good faith so long as (i) an adequate reserve therefor has been established and is maintained if and as required by generally accepted accounting principles and (ii) no action to foreclose any such lien has been commenced and (b) will promptly pay or cause to be paid when due, or in conformance with customary trade terms (but not later than ninety (90) days from the due date in the case of trade debt), all material lease obligations, trade debt and all other Indebtedness incident to its operations. Borrower shall cause all applicable tax returns and all amounts due thereunder to be filed and paid, as the case may be, in order to maintain its good standing with the Internal Revenue Service and state, local and foreign tax authorities.

         Section 8.3 MAINTENANCE OF PROPERTIES AND LEASES. Borrower shall maintain, keep and preserve all of its material properties (tangible and intangible) including the Mortgaged Properties in good repair and working order, ordinary wear and tear excepted. Borrower shall replace and improve its material properties as necessary for the conduct of its business. Borrower and each Subsidiary shall comply in all material respects with all leases naming it as lessee.
         Section 8.4 INSURANCE. The Borrower will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies including windstorm and hurricane insurance and as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas, and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent in accordance with sound business practices. With respect to the Collateral, all such insurance shall be in such amount, such form, for such periods and written by such companies as may be reasonably satisfactory to the Agent and shall be payable to the Agent and to the Borrower, as the case may be, as their interests may appear. If a Default then exists, the Agent may apply all proceeds received by it to pay the Obligations hereunder in such order as it shall determine in its discretion; but if no Default then exists, then the Borrower shall have the right to determine whether to apply such proceeds against the Obligations or against the costs of repairing or restoring the damage to the Mortgaged Property. All policies of insurance shall provide for a minimum thirty (30) days prior written minimum cancellation notice to the Agent and shall name the Agent as additional insured party, and, in the case of the Collateral, shall name the Agent as mortgagee and loss payee. Certificates of insurance (or, if requested by the Agent, certified copies of policies) with respect to all renewals or replacements of such insurance from time to time in force together with evidence of payment of premiums thereon satisfactory to the Agent shall be delivered to the Agent at least ten (10) days before the expiration date of then current insurance. No settlement on account of any loss covered by such insurance shall be made without the consent of the Agent. In the event of failure to provide and maintain insurance as herein provided, the Agent may, at its option, after giving notice to the Borrower, as applicable, provide such insurance and charge the amount thereof to the Borrower (including by making an Advance therefor). The Borrower shall furnish to the Agent certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provision. Without limiting the foregoing, the Borrower will
(i) keep all of its physical property insured against fire and extended coverage risks in amounts and with deductibles and endorsements acceptable to the Agent,
(ii) maintain all such workers' compensation or similar insurance as may be required by law, and (iii) maintain, in amounts, deductibles and endorsements acceptable to the Agent, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of the Borrower and business interruption insurance, and (iv) in the event the Property or any portion thereof is located in a flood hazard area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Act of 1973 (and any successor Act thereto), maintain a flood insurance policy as required by the Flood Disaster Act of 1973. The Borrower shall at all times comply with and conform to all provisions of each such insurance policy and to all requirements of the insurers thereunder applicable to Borrower the Property or to the use, occupation, possession, operation, maintenance or repair of all or any portion of the Property.

         Section 8.5 RECORDS, ACCOUNTS AND PLACES OF BUSINESS. Borrower shall maintain comprehensive and accurate records and accounts in accordance with generally accepted accounting principles consistently applied. Borrower shall maintain adequate and proper reserves. Borrower shall promptly notify the Agent of (a) any changes in the places of business of Borrower and (b) any additional places of business which may arise hereafter.

         Section 8.6 INSPECTION. At any reasonable time and from time to time, Borrower shall permit the Agent and the Lenders and any of the Agent's and the Lenders' agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with any of their officers or directors and with American Ski's and its Subsidiaries' independent accountants. In addition, the Agent shall be entitled, and Borrower shall permit the Agent, to conduct field examinations of Borrower, at Borrower's sole expense and at any time or times in the Agent's sole discretion.

         Section 8.7 MAINTENANCE OF ACCOUNTS. Borrower and Borrower's Subsidiaries shall maintain their principal concentration and disbursement accounts with the Agent unless otherwise required by the Permitted Construction Lender.

         Section 8.8 OWNERSHIP OF SUBSIDIARIES. Borrower will maintain legal and beneficial ownership, directly or indirectly, of 100% of the equity interests of each of the Subsidiaries, except for its interest in Heavenly Resort which is a partial percentage interest and such other joint ventures as the Agent may approve from time to time and sales of stock in existing Subsidiaries as Agent may approve from time to time.

         Section 8.9 DUE DILIGENCE MATTERS. Borrower agrees to provide to the Agent, upon request, such surveys, evidence of zoning, title insurance policies, appraisals, copies of permits, environmental reports, evidence of utilities, and consents of lessors and optionors as the Agent may request, all at the sole cost and expense of the Borrower.

         Section 8.10 REQUIRED DUE DILIGENCE. The Borrower shall submit the Required Due Diligence to the Agent for and obtain approval of the Agent on or before February 8, 1999.

         The term "Required Due Diligence" shall mean:
         1. A mortgagee title insurance policy which insures the lien and interest of the Mortgages as a perfected, first in priority security interest subject only to the Permitted Exceptions and a survey exception issued by the Title Company in the Term Loan Amount containing such endorsements as the Agent may reasonably request.

          2. Updates of or new Phase 1 reports with respect to all Mortgaged Properties with reliance letters in favor of the Agent.

         3. Evidence of availability of utilities provided by utility providers or engineers certifying to the Agent such availability.

         4. Evidence of zoning of the Mortgaged Property in the form of an opinion of a lawyer or engineer acceptable to the Agent, a zoning endorsement to the Title Policy or letter from the applicable governmental authority having jurisdiction over the respective portion of the Mortgaged Property.

         5. Evidence of the availability of all permits and licenses for the Mortgaged Property to permit the construction of a resort, retail, hotel or condominium facility on the Mortgaged Property as contemplated to be constructed prior to the Maturity Date as described in the Contemplated Improvements.

         6. The consents and requirements circled on the closing agenda attached hereto as Exhibit E and made a part hereof.

         7. Such other requirements as the Agent may reasonably require.

         The conditions set forth at 3, 4, and 5 may be satisfied by the submission of an analysis by an engineer or lawyer acceptable to the Agent which describes the time period and procedure required to attain sufficient utilities, zoning and permits and licenses to permit the development of the Mortgaged Property in the manner described in requirement 5. As used herein, the term "Mortgaged Property" shall not include the Master Easement or the Purchase Option.

         Section 8.11 PLEDGE OF COLLATERAL. Borrower shall pledge a perfected first in priority security interest in and to all assets of the Borrower and all stock of all Borrower Subsidiaries and all assets of a Borrower subsidiary which are not subject to the lien of a Permitted Construction Loan except for personal property which is either de minimis or non core asset of the Borrower.
The Collateral shall include:

          1.  Any  unencumbered   real  or  personal   property  of  a  Borrower
Subsidiary;

          2. The Reserves; and

          3. Any cash or cash equivalents held by or on behalf of a Borrower Subsidiary required by a Permitted Construction Loan.

         Section 8.12 DISTRIBUTION OF CASH AND CASH EQUIVALENTS BY BORROWER SUBSIDIARIES. Borrower shall cause all Borrower Subsidiaries to pay to the Borrower all Subsidiary Available Cash on the last day of each month or upon the request of the Agent. The term "Subsidiary Available Cash" is hereby defined as all cash or cash equivalents held by or on behalf of the Borrower Subsidiary excluding Project Equity minus: (i) an operating reserve for obligations of the Borrower Subsidiary to be paid within a rolling three month period as provided in the Budget and (ii) any mandatory cash or cash equivalent reserves required under a Permitted Construction Loan, which is not available for the operating expenses of the Borrower Subsidiary. All Borrower Available Cash including, any Net Proceeds, shall be immediately deposited by the Borrower with the Agent for disposition in accordance with Section 12.3. Borrower shall provide the reports required under Section 6.1 (k) upon any payments made hereunder.

         Section 8.13 ADDITIONAL DOCUMENTS AND COLLATERAL. Except for collateral or guaranties granted at the closing of the Permitted Construction Loans or otherwise approved by the Agent, Borrower shall grant or execute and deliver to the Agent such additional collateral, guaranties, intercreditor agreements or other documents and instruments that it executes or delivers in favor of any Permitted Construction Loan Lender, agent of the Senior Facility or the trustee of the Senior Notes.

                                      ARTICLE 9.  NEGATIVE COVENANTS

         On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitment to make any loans or advances hereunder, Borrower covenants that Borrower will not and Borrower will take such actions as are necessary to cause the Borrower Subsidiaries not to do any of the following without the prior written consent of the Agent:

         Section 9.1 RESTRICTIONS ON INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Indebtedness, except the following:

          (a) Indebtedness to the Lenders and the Agent under this Agreement, the Term Loan Notes, and the other Lender Agreements;

         (b) the InterCompany Debt and such other indebtedness by the Borrower to American Ski and its Subsidiaries provided that it is governed by the Subordination Agreement;

          (c) the Purchase Money Indebtedness;

         (d) as to the Borrower Subsidiaries, Permitted Construction Loans, and indebtedness of a Subsidiary of Borrower associated with the exercise of Borrower's rights under the Purchase Option (collectively, "Permitted Financial Facilities") Indebtedness shall not constitute a Permitted Financial Facility or a Permitted Construction Loan unless: (i) the terms and conditions and documents evidencing and securing the Indebtedness, and any proposed modifications thereto, have been approved in advance by the Agent and (ii) no such document or instrument either prohibits or causes the acceleration of the respective Indebtedness upon the pledge of the equity interests of the Borrower Subsidiary to the Agent or upon the foreclosure of such pledge by the Agent. Agent hereby approves those documents and instruments delivered to the Agent on or before the Closing Date (but not otherwise) executed in connection with the Permitted Construction Loans which have been closed as of the Closing Date, and such facilities shall constitute Permitted Financial Facilities regardless of satisfaction of the conditions of the preceding sentence. Subject to the preceding sentence, any Indebtedness of the Borrower or a Borrower Subsidiary that initially qualifies as a Permitted Financial Facility shall automatically be disqualified as a Permitted Financial Facility upon the failure of the Borrower or the Borrower Subsidiary to meet the requirements set forth above;

         (e) the existing indebtedness set forth on Schedule 5.16, or otherwise approved by the Agent from time to time subject to the conditions established in subsection (d) and the guaranty of a portion of the Key Bank Facility;

         (f) guaranties by a Borrower Subsidiary for the Indebtedness permitted hereunder of another Borrower Subsidiary;

         (g) Indebtedness which refinances any previously permitted Indebtedness hereunder provided the terms and conditions of such Indebtedness are no less stringent that the previous permitted Indebtedness and the refinance
Indebtedness otherwise meets the requires established herein for permitted Indebtedness;

         (h) the Senior Note Guaranty provided that it remains subordinate to the Lender Obligations;

          (i) such other subordinated indebtedness as is approved by the Agent; and

          (j) indebtedness under the Purchase Option.

         Section 9.2 RESTRICTION ON LIENS. Create or incur or suffer to be created or incurred or permit to exist any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purposes of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, or acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including Capitalized Leases) or suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over the claims of its general creditors, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper (as those terms are defined in the UCC) with or without recourse (each of the foregoing, a "Lien"); PROVIDED, HOWEVER, that Borrower may create or incur or suffer to be created or incurred or permit to exist the following ("Permitted Liens"):

          (a) The Purchase Money Mortgages;

         (b) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security and liens for taxes, assessments or governmental charges or levies and liens to secure claims for labor, material or supplies and liens securing obligations to carriers, warehousemen and mechanics to the extent that payment thereof shall not at the time be required to be made in accordance with
Section 8.2;

         (c) Encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or impair its use in the business of the owner or lessee;

         (d) Liens (other than judgments and awards) created by or resulting from any litigation or legal proceeding which has not yet resulted in an Event of Default; PROVIDED that the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings satisfactory to the Agent;

         (e) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented;

          (f) Liens in favor of the Agent for the benefit of the Lenders securing the Lender Obligations;

          (g) the liens created with respect to any Permitted Financial Facilities;

          (h) liens securing the Indebtedness set forth on Schedule 5.16;

         (i) liens with respect to the Indebtedness permitted under Section 9.1(j).

Nothing contained in this Section 9.2 shall permit Borrower to incur any Indebtedness or take any other action or permit to exist any other condition which would be in contravention of any other provision of this Agreement.

         Section 9.3 INVESTMENTS. Have outstanding or hold or acquire or make or commit itself to acquire or enter into any contract to make any Investment except the following:

         (a) Investments having a maturity of less than one year from the date thereof by the Borrower or any Subsidiary in: (i) obligations of the Agent or any of the Lenders; (ii) obligations of the United States of America or any agency or instrumentality thereof; (iii) repurchase agreements involving securities described in clauses (i) and (ii) with the Agent or any of the Lenders; and (iv) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively, or their successors.

         (b) Investments received as consideration from the sale of assets otherwise permitted hereunder, which Investments are pledged to the Agent on terms and conditions acceptable to the Agent.

         (c) Investments consisting of advances to employees in the ordinary course of business up to a maximum at any one time of an aggregate of $500,000.00.

         (d) Investments acquired in connection with the bankruptcy or workout of account debtors.

         (e) The conveyance of sites for the Permitted Construction Projects to the Subsidiaries of the Borrower and the investments permitted under Section 9.7, subject to the release provisions of Section 10.1.

         (f) investments in Borrower Subsidiaries set forth on Schedule 9.3.

         Section 9.4 MERGERS, ACQUISITIONS, CREATION OF SUBSIDIARIES. Enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person. Borrower shall not create a Subsidiary without the prior consent of the Agent. Any consent of the Agent shall be conditioned upon the newly created Subsidiary entering into such documents as the Agent may request based upon the Lender Agreements so that the required pledge and mortgage provisions hereof are complied with.

         Section 9.5 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except that Borrower and its Subsidiaries (a) may pay reasonable salaries, fees and bonuses to their directors, officers and employees as are usual and customary in Borrower's business, (b) may enter into transactions among each other on terms that are not materially less favorable to Borrower or its Subsidiaries than those which could be obtained at the time from Persons who are not Affiliates and which transactions (to the extent in excess of $250,000 for each transaction or a series of related transactions) are disclosed to the Agent in Compliance Certificates, and (c) Borrower may enter into and perform their obligations under the Lender Agreements, Master Easement and the existing affiliate contracts set forth on Schedule 9.5.

         Section 9.6 DISTRIBUTIONS. Make any Distribution or make any other payment on account of the purchase, acquisition, redemption, or other retirement of any shares of stock, whether now or hereafter outstanding. The provisions of this Section shall not apply to any distributions of a Borrower Subsidiary to the Borrower, but shall apply to any payment or Distribution from the Borrower to American Ski.

         Section 9.7 CAPITAL EXPENDITURES. Make any Capital Expenditure except as limited by and provided in the Budget or Intercompany subordinated debt which is subject to the Subordination Agreement.

         Section 9.8 DISPOSITIONS OF ASSETS. Subject to the payment of Net Proceeds, sell, lease or otherwise dispose of any assets except for the sale, lease or other disposition of inventory, including residential real property held for resale, in the ordinary course of business, sales under the Marriott Joint Venture, and dispositions permitted under Section 9.3(e).

         Section 9.9 ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. Assume, guarantee, endorse or otherwise be or become directly or contingently liable (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person. The Permitted Financial Facilities, the Senior Note Guaranty and the completion guaranty to be executed by Borrower in connection therewith shall be permitted hereunder.

         Section 9.10 ERISA. At any time while Borrower or any of its Subsidiaries has a Pension Plan, permit any accumulated funding deficiency to occur with respect to any Pension Plan or other employee benefit plans established or maintained by American Ski or any of its Subsidiaries or to which contributions are made by Borrower or any of its Subsidiaries ("Plans"), and which are subject to the "Pension Reform Act" and the rules and regulations thereunder or to Section 412 of the Internal Revenue Code, and at all times comply in all material respects with the provisions of the Act and Code which are applicable to the Plans. Borrower will not permit the Pension Benefit Guaranty Corporation to cause the termination of any Pension Plan under circumstances which would cause the lien provided for in Section 4068 of the Pension Reform Act to attach to the assets of Borrower or any of its Subsidiaries.

         Section 9.11 SALE AND LEASEBACK. Sell or transfer any of its properties with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred.

         Section 9.12 RESTRICTIVE OR INCONSISTENT AGREEMENTS. Enter into any agreement (a) other than the Lender Agreements which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining or otherwise imposes any materially adverse or burdensome condition upon, the declaration or payment of dividends or distributions, the incurrence of Indebtedness, the granting of liens, the making of loans or advances to Borrower or the amendment or modification of any of the Lender Agreements or (b) containing any provision that would be violated or breached by any Loan or the performance by Borrower of its obligations hereunder or under any of the Lender Agreements.

         Section 9.13 NO AMENDMENT OF MARRIOTT JOINT VENTURE, INTER COMPANY DEBT, PURCHASE OPTION AND LEASES. Borrower shall not modify or amend any of the Marriott Joint Venture, InterCompany Debt, Purchase Money Option or the Leases.

         Section 9.14 LIMITATION ON ISSUANCE OF CAPITAL STOCK. Borrower will not issue any class of preferred stock or any class of redeemable common stock which would cause a Change of Control to occur.

         Section 9.15 PURCHASE MONEY MORTGAGES. Borrower shall not modify or amend or permit a Default or Event of Default to exist under any of the Purchase Money Mortgages.

         Section 9.16 PERMITTED FINANCIAL FACILITIES. Borrower or its Subsidiaries shall not modify or amend or permit a Default or Event of Default to occur or exist under any document or instrument given in connection with any Permitted Financial Facility.

          Section 9.17 CHANGE OF CONTROL. Borrower will not permit a Change of Control to occur.

         Section 9.18 PROPERTY ACQUISITIONS. Borrower shall not be permitted to make or commit to make additional property acquisitions without the prior written consent of the Agent.

          Section 9.19 COMMENCEMENT OF PROJECTS. Borrower shall not commence work on any Project prior to the satisfaction of the following:

          (i) the Borrower has obtained the required written approval of the Lender or the Agent as the case may be;

          (ii) the Budget will be in Balance after the commencement of such Project;

          (iii) All necessary federal, state and local licenses, permits, approvals and other entitlements required for commencement of the Project have been obtained or will be provided subject to release of the property under
Article 10;

          (iv) A guaranteed maximum price construction contract providing for the construction of the Project is in full force and effect;

          (v) Closing on the construction financing for the project in an amount at least sufficient to fund all Project costs in excess of the equity for the project plus any amounts that the Lenders have approved to be Advanced from the General Cash Collateral Account, if any;

          (vi) The Presale Requirements shall be continuously satisfied;

          (vii) No Default or Event of Default exists or would exist after the entry into the Proposed Project Construction Loan and corresponding release of a portion or the Collateral; and

          (viii) the Master Easement shall be in full force and effect and insured by the Title Policy as unencumbered except for the Permitted Exceptions.

         The provisions set forth in (i) through (viii) shall be collectively referred to herein as the "Commencement Release Provisions."

                ARTICLE 10. RELEASE OF COLLATERAL AND ADDITIONAL
                      CONSTRUCTION AND CAPITAL IMPROVEMENTS

          Section 10.1 RELEASE PROVISIONS.

         (a) Agent and the Lenders acknowledge that subject to the restrictions contained herein, the Borrower contemplates entering into the Proposed Project Construction Loans. Agent and the Lenders agree to release their first in priority security interests in the real property to be developed provided that Agent and the Lenders receive a first in priority perfected assignment of Net Proceeds (after repayment of release prices to the Construction Lender) and partnership or other entity interests of the applicable Borrower Subsidiary all upon such terms, conditions and procedures as the Agent may require. Prior to the commencement of construction and the release of the Mortgage lien in favor of the Agent, all Financial Covenants are and will be in compliance after the release, and the Commencement Release Provisions shall be satisfied.

         (b) Agent shall release parcels affected by the Marriott Joint Venture provided that: (i) Borrower provides to Agent evidence prior to the conveyance that the parcel to be released is affected by the Marriott Joint Venture; (ii) all Net Proceeds are applied pursuant to Section 12.3; and (iii) the purchase price for the parcel to be released is calculated in accordance with the provisions of the Marriott Joint Venture together with any amendments thereto approved by the Agent.

         (c) Without the permission of Agent, no release shall be granted while a Default is pending or for any non-cash sale.

         (d) Agent shall have the right to release: (i) non material portions of the Mortgaged Property for easements, licenses and other interests required for the development of the Permitted Construction Projects and (ii) portions of the Mortgaged Property sold in accordance with the provisions of Section 9.8.

         Section 10.2 PRESALE REQUIREMENTS. In the event Lenders agree to approve a new Project, in order to request a release of any portion of the Collateral for a Proposed Project Construction Loan, the Borrower must satisfy the following PreSales Requirements:

         1.       As  to  Quartershare  Facilities:   existing  contracts  which
                  produce sufficient Net Proceeds to pay 35% of the construction costs of the Proposed Project; and

         2.       As to Condominiums  (single owner):  existing  contracts which
                  produce   sufficient   Net   Proceeds   to  pay  100%  of  the
                  construction costs of the Proposed Project.

         All of the contracts to satisfy the PreSales Requirement must be bona fide third party contracts, containing a non-refundable deposit of at least 5% of the purchase price and for which there is any financing contingency.

            ARTICLE 11. DESIGNATED PROPERTIES AND FURTHER ASSURANCES

         Section 11.1 SELECTION OF MORTGAGED PROPERTIES. Borrower and Lenders acknowledge and recognize that the Agent has relied upon certain representations and warranties summarized in the memorandum attached as Exhibit D as to the Mortgaged Properties in order for the Agent to designate them as Designated Properties. In the event any representations or warranties are inaccurate or events contemplated therein as material to such property's value as collateral do not materialize, Borrower and Agent shall exercise good faith and due diligence to identify substitute properties owned by American Ski and exchange the impaired parcel(s) for the identified parcels as newly Designated Property, which shall become Mortgaged Property hereunder. Borrower and Agent agree to undertake all such action as may be reasonably necessary to effect such exchange.

         Section 11.2 FURTHER ASSURANCES. Borrower agrees that the Mortgaged Properties are subject to a first in priority security interest in favor of the Agent for the benefit of the Lenders subject to the Permitted Exceptions. Borrower shall take such actions as are necessary in order to cause the Security Agreements to constitute a first in priority security interest on the Mortgaged Property subject to the Permitted Exceptions and related development rights and further to deliver to the Agent such additional due diligence materials as the Lenders may request from time to time with respect thereto. Without limitation to the foregoing, Borrower shall provide such additional documents and instruments as the Agent may request in order to assure the Agent that the Mortgaged Property may be fully developed in the manner contemplated by the Appraisals and the Contemplated Improvements.

                   ARTICLE 12. EVENTS OF DEFAULT AND REMEDIES

          Section 12.1 EVENTS OF DEFAULT. Each of the following events shall be deemed to be Events of Default hereunder:

         (a) Borrower shall fail to make any payment in respect of (i) the principal of any of the Lender Obligations as the same shall become due, whether at the stated payment date, required prepayment or by acceleration, demand or otherwise or (ii) interest or commitment fees on or in respect of any of the Lender Obligations as the same shall become due.

         (b) Borrower shall fail to perform or observe any other material term, covenant, condition or provision to be performed or observed by Borrower under this Agreement or any other Lender Agreement, including the maintenance of the Interest Reserve in the amount required under Section 2.3, and such failure shall not be rectified or cured to the Agent's satisfaction within thirty (30) days after written notice thereof to Borrower.

         (c) Any representation or warranty of Borrower or any Subsidiary herein or in any other Lender Agreement or any amendment to any thereof shall have been materially false or misleading at the time made or intended to be effective.

         (d) An event of default or termination shall occur under the Purchase Money Mortgage, the Marriott Joint Venture, the Leases, or the Purchase Option, a default under any of the Permitted Financial Facilities or should a default occur under the Senior Facility.

         (e) Borrower shall be involved in financial difficulties as evidenced:

                  (i) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                  (ii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

                  (iii) by the entry of an order for relief in any involuntary case commenced under said Title 11;

                  (iv) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                  (v) by the entry of an order by a court of competent jurisdiction (l) finding it to be bankrupt or insolvent, (2) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (3) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within thirty (30) days;

                  (vi) by the filing of a petition against American Ski or any Subsidiary under said Title ll which shall not be vacated within thirty
         (30) days; or

                  (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

         (f) There shall have occurred a judgment against Borrower or any Subsidiary in any court which constitutes a Material Adverse Effect.

         (g) A Change of Control shall occur.

         (h) Any "Event of Default" under any other Lender Agreement.

         (i) Any of the Lender Agreements shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Agent; or any Lender Agreement, or any Lien granted thereunder, shall (except in accordance with its terms or the terms of this Agreement), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Borrower; or any Lien securing any Lender Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by a Lender Agreement or the terms of this Agreement and except to the extent that any such Lien has ceased to be a perfected first priority Lien solely due to an act or omission by the Agent or a Lender; or any action at law suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Lender Agreements or the acquisition of all or portions of the property affected by the Purchase Option.

         (j) Borrower or any Subsidiary shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of Borrower or such Subsidiary.

         An Event of Default shall occur upon the occurrence set forth above except for the following Defaults which shall ripen into an Event of Default after the giving of notice by the Agent to the Borrower and failure of the Borrower to completely cure the Default within the time period set forth below. The cure periods applicable to certain Defaults are as set forth below:
         NO CURE PERIOD: Monetary events of default, Defaults under sections 8.4, 8.6, 8.8, 8.12, 9.1, 9.2 (except for the right of Borrower to bond off materialmen liens within thirty (30) days of discovery of the filing of such lien),  9.3, 9.4, 9.6, 9.7, 9.8, 9.9, 9.11,  9.13, 9.14, 9.15, 9.16, 9.17, 9.18,
9.19.

         TEN DAY CURE PERIOD: 6.1, 6.8, 8.2, 8.10, 8.11.

All other cure periods shall be governed by the provisions of Section 12.1(b).

         Section 12.2 REMEDIES. Upon the occurrence of an Event of Default, in each and every case, the Agent may, and upon the request of the Majority Lenders shall, exercise any right or remedy under the Security Agreements or other Lender Agreement, proceed to protect and enforce the rights of the Agent and the Lenders by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Lender Agreement or in any instrument delivered to the Agent or the Lenders pursuant hereto or thereto, or in aid of the exercise of any power granted in this Agreement, any Lender Agreement or any such instrument, and (unless there shall have occurred an Event of Default under
Section 12.1(e), in which case the unpaid balance of the Lender Obligations shall automatically become due and payable without notice or demand) by notice in writing to the Borrower declare all or any part of the unpaid balance of the Lender Obligations then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the Agent may proceed to enforce payment of such balance or part thereof in such manner as the Agent may elect, and the Agent and each Lender may offset and apply toward the payment of such balance or part thereof any Indebtedness of the Agent or any Lender to any Borrower or to any Subsidiary, or to any obligor of the Lender Obligations, including any Indebtedness represented by deposits in any general or special account maintained with the Agent or any Lender or with any other Person controlling, controlled by or under common control with the Agent or any Lender.

         Upon the occurrence of a default under Section 12.1(d) the Agent shall have the right to advance such sums and to take such actions as it determines to be necessary in order to protect its security interest in the portions of the Collateral affected by such default. The amounts so advanced shall constitute Advances and shall be subject to the Advance provisions as to the payment by Lenders of such amounts as set forth herein. All such curative amounts shall:
(i) be secured by the Lender Agreements; (ii) be immediately due and payable; and (iii) bear interest at the Default Rate.

         Section 12.3      APPLICATION OF CASH INCLUDING NET PROCEEDS.

         1. In the event that a Default has not occurred and is not continuing, the Borrower Available Cash shall be paid to the Agent on the last day of each month and shall be applied as follows:

         First, (a) in the manner set forth in Section 12.3, 2, (a);

         Second, (b) in the manner set forth in Section 12.3, 2 (b)

         Third, (c) to fund the Interest Reserve to the required amount;

         Fourth, (d) to fund overhead requirements of the Borrower for the next month as set forth in the Budget which are not otherwise reserved for either by a Borrower Subsidiary or in the calculation of the Borrower Available Cash,

          Fifth, (e) at the election of the Borrower, to the General Cash Collateral Account; and

         Sixth, (f) the remainder shall be applied against the principal amount of the Term Loan.

         The  payments  set  forth  at  2(d)  shall  be  conditioned   upon  the
satisfaction of the Financial Covenants both prior to and after the payment is made.

         2. Upon the occurrence or during the continuance of any Default, the Borrower shall pay all of its cash and cash equivalents to the Agent and the Agent or any Lender receives any monies on account of the Lender Obligations from the Borrower or otherwise, including distributions from the Borrower Subsidiaries or the proceeds of the Reserves; such monies shall be distributed for application as follows:

                  (a) First, to the payment of or the reimbursement of, the Agent for or in respect of all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, or in connection with the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any other Lender Agreement;

                  (b) Second, to the payment of all interest, including interest on overdue amounts, interest calculated at the Default Rate and late charges, then due and payable with respect to the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

                  (c) Third, to the payment of the outstanding principal balance of the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

                  (d) Fourth, to any other outstanding Lender Obligations, allocated among the Lenders in proportion to their respective Commitment Percentages.

               ARTICLE 13. CONSENTS; AMENDMENTS; WAIVERS; REMEDIES

         Section 13.1 ACTIONS BY LENDERS. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Agent may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by Borrower or any Subsidiary of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the Majority Lenders; PROVIDED, HOWEVER, that no amendment of Article 15 may be made without the consent of the Agent without the written consent of all Lenders:

                  i) no reduction in the interest rates on or any fees relating to the Loans shall be made;

                  ii) no extension or postponement shall be made of the stated time of payment of the principal amount of, interest on, or fees payable to the Lenders relating to the Term Loans;

                  iii) no change in the principal amount of the Term Loans and extension of the Term Loan Maturity Date shall be made;

                  iv) no release of all or substantially all of the collateral security for, or any guarantor of, the Lender Obligations shall be made;

                  v) no change in the definition of the term "Majority Lenders" shall be made;

                  vi) approval of new Projects other than Fully Funded Projects; and

                  vii) disbursements from the General Cash Collateral Account.

         Section 13.2 ACTIONS BY BORROWER. No delay or omission on the Agent's or the Lenders' part in exercising their rights and remedies against Borrower or any other interested party shall constitute a waiver. A breach by Borrower of its obligations under this Agreement may be waived only by a written waiver executed by the Agent and the Lenders in accordance with Section 13.1. The Agent's and the Lenders' waiver of Borrower's breach in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law, Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive, (a) all presentments, demands for performance, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Term Loan Notes; (b) any requirement of diligence or promptness on the Agent's or the Lenders' part in the enforcement of their rights under the provisions of this Agreement or any Lender Agreement; and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to its liability (i) under this Agreement or with respect to the Indebtedness evidenced by the Term Loan Notes or (ii) under any other Lender Agreement. No course of dealing between the Borrower and the Lenders shall waive or modify the terms and conditions hereof. This Agreement shall be amended only by a written instrument executed by the Agent and the Lenders. The Agent's and the Lenders' rights and remedies under this Agreement and under all subsequent agreements between the Agent, the Lenders and Borrower shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be applicable to the Agent and the Lenders in law or at equity.

                       ARTICLE 14. SUCCESSORS AND ASSIGNS

         Section 14.1 GENERAL. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (which shall include in the case of the Agent or any Lender any entity resulting from a merger or consolidation) and assigns, except that (a) Borrower may not assign its rights or obligations under this Agreement and (b) each Lender may assign its rights in this Agreement only as set forth below in this Article 14.

                            Section 14.2 ASSIGNMENTS.

                  (a) CONDITIONS TO ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign to one or more Eligible Assignees all of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loan at the time owing to it, and the Notes held by it; provided that (a) the Agent shall have given its prior written consent to such assignment, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement; (c) Agent may make partial or non-voting assignments in amounts it deems appropriate; (d) each Lender which is a Lender on the date hereof shall retain, free of any such assignment, an amount of its Commitment of not less than $5,000,000.00, and, as long as no Default exists, Agent shall retain, free of any such assignment, of not less than $10,000,000 provided that the Agent assign greater amounts of its Commitment with the approval of the Borrower which shall not be unreasonably withheld; and (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form established by Administrative Agent ("Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, but in no event prior to recording (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 14.2.(c), be released from its further obligations under this Agreement with respect to the interest assigned.

         Subject to the provisions of this Article 14, each Lender may at any time assign or pledge its Loan or Note to a Federal Reserve Bank, and a Lender which is a "fund" may at any time assign or pledge all or any portion of its rights under this Agreement to secure such Lender's indebtedness, in each case without the prior written consent of the Borrower, provided that each such assignment shall be made in accordance with applicable law and shall be either to a Federal Reserve Bank or Eligible Assignee, and no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate any such assignment, the Borrower shall, at the request of the assigning Lender, duly execute a registered promissory note or notes evidencing the Lender Obligations made or extended to the Borrower by the assigning Lender hereunder, provided that the assignment is otherwise in compliance with the terms hereof. For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law and the terms hereof.

         (b) CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Lender Agreements or any other instrument or document furnished pursuant hereto; (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Lender Obligations, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Lender Obligations or any of their obligations under this Agreement or any of the other Lender Agreements or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in ss.5.9 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Lender Agreements as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee represents that it is acquiring the portion of the Loans assigned to it pursuant to the Assignment and Acceptance for investment only and not with a view to or with any intention to resell, distribute, subdivide or fractionalize such portion in whole or in part, or grant any participation therein.

         (c) REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list ("Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentages and Commitments of, and principal amount of the Loans owing to the Lenders from time to time as a condition to the effectiveness thereof. All assignments of Loans or Commitment must be reported to the Agent to permit registration in the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, (i) the assigning Lender agrees to pay to the Agent a registration fee in the sum of $2,500.00 and (ii) the Agent will deliver a copy of the Register to the Arranger and the Borrower.

         (d) NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has maintained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Notes delivered at the time of execution of this Agreement. Within five (5) Business Days of issuance of any new Notes pursuant to this Article 14, the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity, enforceability and binding effect thereof. The surrendered Notes shall be canceled and returned to the Borrower.

         (e) NO ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Lender Agreements without the prior written consent of each of the Lenders.

         (f) DISCLOSURE. Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower, or by the Agent on Borrower's behalf, under this Agreement or any other Loan Document, and neither it nor any of its affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Lender Agreements; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any participant or assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, and (H) as to any Lender, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with such Lender.

         (g)      WITHHOLDING TAX.

                  i) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                           (1) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (2) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9;

                           (3) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax; and

                           (4) in the case of any Lender claiming exemption from U.S. Withholding Tax under Section 871(b) or 881(c) of the Code, with respect to payments of "Portfolio Interest" a Form W-8, or any subsequent versions thereof or successors thereto and if the Lender delivers a Form W-8, a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten percent (10%) shareholder (within the meaning of Section 871(h)(3)(b) of the Code) of the Borrower thereof, and is not a controlled foreign corporation related to the Borrower (within the meaning of
                                    Section  864(d)(4)  of the Code).  Each such
                                    certificate   and  form  shall  be  properly
                                    completed and duly executed by such Lender claiming complete exemption from a reduced rate of U.S. Withholding Tax on payments by the Borrower under this Agreement and other Lender Agreements.

         Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (ii) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Lender Obligations of the Borrower to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Lender Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                  (iii) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent, sells, assigns, grants a participation in, or otherwise transfers all or part of the Lender Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (iv) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this ss.19.7 are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (v) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this
                           Article 14 together with all costs and expenses (including reasonable attorney's fees and legal expenses). The obligation of the Lenders under this subsection (e) shall survive the payment of all Lender Obligations and the resignation or replacement of the Agent.

         Section 14.3 BANKBOSTON AS AGENT UNDER SENIOR FACILITY AND ROLE OF BRS. Borrower and the Lenders acknowledge and recognize that BankBoston, N.A. is the agent under the Senior Facility and, in such capacity, may take actions which may be in conflict with or detrimental to this facility, the Borrower and the Lenders. Furthermore, Borrower and Lenders acknowledge and recognize that BRS has advised the Borrower in connection with the structure, syndication and funding of the Term Loan. Borrower and Lenders agree that such BKB, N.A. may serve in both capacities and take such actions as it deems necessary as the agent of both this facility and under the Senior Facility. Furthermore, Borrower and Lenders agree that the actions of BRS or BKB as agent under the Senior
Facility shall not constitute a conflict of interest of the obligations and duties and rights of the Agent hereunder or create any liability of Agent or BKB with respect thereto and shall not constitute a defense by Borrower or Lenders to the performance of any obligation of any of them hereunder including the Lender Obligations or any obligation of a Lender to timely fund its Commitment Percentage of the Term Loan.

                              ARTICLE 15. THE AGENT

         Section 15.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Lender Agreements as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Lender Agreements (including, without limitation, enforcement or collection of the Term Loan Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement or the other Lender Agreements or applicable law. Subject to the foregoing provisions and to the other provisions of this Article 13, the Agent shall, on behalf of the Lenders: (a) execute any documents on behalf of the Lenders providing collateral for or guarantees of the Lender Obligations; (b) hold and apply any collateral for the Lender Obligations, and the proceeds thereof, at any time received by it, in accordance with the provisions of this Agreement and the other Lender Agreements; (c) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the other Lender Agreements, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 13.1; (d) at the direction of the Lenders, execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and such other agreements in respect of any collateral for the Lender Obligations, and possess instruments included in the collateral on behalf of the Lenders; and (e) in the event of acceleration of Borrower's Indebtedness hereunder, act at the direction of the Lenders to exercise the rights of the Lenders hereunder and under the other Lender Agreements.

         Section 15.2 AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Lender Agreements, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Term Loan Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form required under Article 14 hereof; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representations to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Lender Agreements; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Lender Agreements on the part of Borrower or any other Person or to inspect the property (including the books and records) of Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Lender Agreements or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Lender Agreements by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy or telegram) believed by the Agent to be genuine and signed or sent by the proper party or parties.

         Section 15.3 AGENT AS A LENDER AND AGENT UNDER SENIOR FACILITY. With respect to its interest in its Commitment Percentage of the Loans hereunder, BankBoston, N.A. shall have the same rights and powers under this Agreement and the other Lender Agreements as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lender(s)" shall, unless otherwise expressly indicated, include BankBoston, N.A. in its individual capacity. BankBoston, N.A. and its affiliates may lend money to, and generally engage in any kind of business with, Borrower, American Ski, any Affiliate of American Ski and any Person who may do business with or own securities of American Ski or any such Affiliate of American Ski, all as if BankBoston, N.A. were not the Agent and without any duty to account therefor to the Lenders. Borrower and Lenders hereby acknowledge that BankBoston, N.A. is the agent under this facility and under the Senior Facility. Borrower and the Lenders agree that BankBoston, N.A. as the agent under the Senior Facility may take actions adverse to the Lenders and the Borrower under this facility. Borrower and Lenders agree that this Agreement and all Lender Agreement shall not constitute "Lender Agreements" under the Senior Credit Facility.

         Section 15.4 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 5.9 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         Section 15.5 INDEMNIFICATION OF AGENT. Each Lender agrees to indemnify the Agent and its directors, officers, employees and agents (to the extent that the Agent is not reimbursed by Borrower), ratably according to each Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or its directors, officers, employees or agents in any way relating to or arising out of this Agreement or any other Lender Agreement or any action taken or omitted by the Agent in such capacity under this Agreement; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Lender Agreement, to the extent that the Agent is not reimbursed for such expenses by Borrower.

         Section 15.6 SUCCESSOR AGENT. Except as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to Borrower. If no successor Agent shall have been so appointed by the Lenders (other than the resigning Agent), and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or financial institution organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the refiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Lender Agreements. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Lender Agreements.

         Section 15.7 AMENDMENT OF ARTICLE 15. Borrower hereby agrees that the foregoing provisions of this Article 15 constitute an agreement among the Agent and the Lenders (and the Agent and the Lenders acknowledge that except for the provisions of Section 13.5, Borrower is not party to or bound by such foregoing provisions) and that any and all of the provisions of this Article 15 (excepting
Section 15.6) may be amended at any time by the Lenders and the Agent without the consent or approval of, or notice to Borrower (other than the requirement of notice to Borrower of the resignation of the Agent and the appointment of a successor Agent).

                            ARTICLE 16. MISCELLANEOUS

         Section 16.1 NOTICES. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by hand, by telecopy or by nationally-recognized overnight carrier service, addressed as follows:

         (a) If to the Agent, BankBoston, N.A., 115 Perimeter Center Place, N.E., Suite 500, Atlanta, GA and Paul, Hastings, Janofsky & Walker LLP,, 600 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia 30308-2222, Attention:
Charles T. Sharbaugh, or at such other address(es) or to the attention of such other Person(s) as the Agent shall from time to time designate in writing to Borrower and the Lenders.

         (b) If to Borrower, c/o American Skiing Company, P.O. Box 450, Bethel, ME 04217, or for overnight delivery service, Sunday River Road, Bethel, ME 04217, Telecopier No. 207/824-5158, Attention: Christopher E. Howard, Esq., Senior Vice President and Chief Administrative Officer and Mark J. Miller, Chief Financial Officer, with a copy to: David J. Champoux, Esq., Pierce Atwood, One Monument Square, Portland, ME 04101, Telecopier No. 207/791-1350 or at such other address(es) or to the attention of such other Person(s) as Borrower shall from time to time designate in writing to the Agent and the Lenders.

         (c) If to any Lender, at the address(es) and to the attention of the Person(s) specified below such Lender's name on the execution page of this Agreement (or in the case of a Successor Lender, at the address(es) and to the attention of the Person(s) specified in the Assignment and Acceptance Agreement executed by such Successor Lender), or at such other address(es) and to the attention of such other Person(s) as any Lender shall from time to time designate in writing to the Agent and Borrower.

         Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given when mailed. Any notice so addressed and sent by hand, by telecopy or by overnight carrier service shall be deemed to have been given when received.

         A notice from the Agent stating that it has been given on behalf of the Lenders shall be relied upon by Borrower as having been given by the Lenders.

         Section 16.2 MERGER. This Agreement and the other Lender Agreements and documents contemplated hereby constitute the entire agreement of the Borrower, the Agent and the Lenders and express their entire understanding with respect to credits advanced or to be advanced by the Lenders to the Borrower.

         Section 16.3 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed and enforced under the laws of the State of Georgia.

         Section 16.4 COUNTERPARTS. This Agreement and all amendments to this Agreement may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement.

         Section 16.5      EXPENSES AND INDEMNIFICATION.

         (a) Borrower agrees to pay, on demand, all of the Agent's reasonable expenses in preparing, executing, delivering and administering this Agreement, the Lender Agreements, all related instruments and documents and any requested amendment, waiver or consent relating hereto or thereto, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent's third-party consultants, special counsel, Paul, Hastings, Janofsky & Walker LLP, and local counsel in each jurisdiction in which Borrower and or any Subsidiary has assets and the Agent's and Lenders' reasonable expenses in connection with periodic audits of Borrower and its Subsidiaries. Borrower also agrees to pay, on demand, all reasonable out-of-pocket expenses incurred by the Agent and the Lenders, including, without limitation, reasonable legal, accounting and third-party consultant fees, in connection with the collection of amounts due hereunder and under all other Lender Agreements upon the occurrence of a Default hereunder, the revision, protection or enforcement of any of the Agent's or the Lenders' rights against Borrower under this Agreement, the Notes, the Guaranty Agreements, the Security Agreements, and all other Lender Agreements and the administration of special problems that may arise under this Agreement or any other Lender Agreement. Borrower also agrees to pay all stamp and other taxes in connection with the execution and delivery of this Agreement and related instruments and documents.

         (b) Without limitation of any other obligation or liability of Borrower or right or remedy of the Agent or the Lenders contained herein, Borrower hereby covenants and agrees to indemnify and hold the Agent, the Lenders, and the directors, officers, subsidiaries, shareholders, agents, affiliates and Persons controlling the Agent and the Lenders, harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by any such indemnified party in each case by reason of or resulting from any claim, investigation, litigation or other proceeding related to the entering into of this Agreement or any other Lender Agreement, the use of the proceeds of any Loans, the consummation of the transactions contemplated herein, the exercise by the Agent and the Lenders of their rights and remedies, or otherwise relating to the transactions contemplated hereby, other than any such claims which are determined by a final, non-appealable judgment or order of a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of such indemnified party. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against Borrower hereunder, such indemnified party shall notify Borrower in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder unless and only to the extent Borrower demonstrates to the reasonable satisfaction of such party that such failure to provide notice prejudiced Borrower in its defense of such claim. Borrower shall have the right, at its option upon notice to the indemnified parties, to defend any such matter at its own expense and with their own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties. The indemnified party shall cooperate with Borrower in the defense of such matter. The indemnified party shall have the right to employ separate counsel and to participate in the defense of such matter at its own expense. In the event that
(a) the employment of separate counsel by an indemnified party has been authorized in writing by Borrower, (b) Borrower has failed to assume the defense of such matter within fifteen (15) days of notice thereof from the indemnified party, or (c) the named parties to any such action (including impleaded parties) include any indemnified party who has been advised by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which are different from those available to or against Borrower, then Borrower shall not have the right to assume the defense of such matter with respect to such indemnified party. Borrower shall not compromise or settle any such matter against an indemnified party without the written consent of the indemnified party, which consent may not be unreasonably withheld or delayed.

         Section 16.6 CONFIDENTIALITY. The Agent and the Lenders agree to use commercially reasonable efforts to keep in confidence all financial data and other information relative to the affairs of Borrower and its Subsidiaries heretofore furnished or which may hereafter be furnished to them pursuant to the provisions of this Agreement; PROVIDED, HOWEVER, that this Section 16.6 shall not be applicable to information otherwise disseminated to the public by Borrower or any of its Subsidiaries or any of their Affiliates; and PROVIDED FURTHER, that such obligation of the Agent and the Lenders shall be subject to the Agent's or the Lenders', as the case may be, (a) obligation to disclose such information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such information to bank or other regulatory examiners, affiliates, auditors, accountants and counsel or to any Person who evaluates, approves, structures or administers the Loans on behalf of a Lender who agree to keep such information confidential and (c) right to disclose any such information (i) in connection with the transactions set forth herein including assignments, so long as such potential assignees or participants shall agree in writing to be bound by the terms of this Section 16.6 or (ii) in connection with any litigation or dispute involving the Agent or any transfer or other disposition by the Agent or the Lenders, as the case may be, of any of the Lender Obligations; PROVIDED that information disclosed pursuant to this provision shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof.

         Section 16.7 JOINT AND SEVERAL OBLIGATIONS. Borrower waives presentment, demand, protest, notice of acceptance, notice of indebtedness incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of Borrower and its Subsidiaries, and all suretyship defenses generally.

         Section 16.8 WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS, AND BORROWER AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION INVOLVING THE AGENT OR ANY LENDER AS A PARTY BASED UPON OR ARISING OUT OF, THIS AGREEMENT, THE TERM LOAN NOTES, ANY LENDER AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY EACH OF THE AGENT, THE LENDERS AND BORROWER WITH THEIR RESPECTIVE COUNSEL, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE LENDERS, AGENT OR BORROWER HAVE AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         Section 16.9 AMENDMENT AND RESTATEMENT. This Amended and Restated Credit Agreement amends and restates the Original Credit Agreement. The Lender's Obligations of the Original Credit Agreement shall be amended and restated in accordance with the terms and conditions hereof but shall continue to be secured, without interruption or novation, by the Security Agreements. Borrower hereby acknowledges and recognizes that the outstanding principal balance of the Lenders Obligations as of the Closing Date under the Original Credit Agreement was the Closing Date Balance and that the Closing Date Balance is included in the Term Loans and Lenders Obligations as of the Closing Date.

         Section 16.10 NONRECOURSE OBLIGATION UNDER SENIOR NOTE INDENTURE. Lenders and Agent understand and acknowledge that this Agreement constitutes "Non-Recourse Real Estate Debt" as defined in that certain Indenture dated as of June 28, 1996 among American Ski, United States Trust Company of New York, as trustee and the other parties named therein. The Lenders shall not, in any circumstance, have recourse to the assets of ASC East, Inc. or any of its subsidiaries, other than the Borrower and its Subsidiaries, for satisfaction of the Lender Obligations.

         IN WITNESS WHEREOF, Borrower, the Agent and the Lenders have caused this Agreement to be executed by their duly authorized officers as of the date set forth above.

                                 AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.

                                 By:  /s/ Christopher E. Howard
                                    -------------------------------------------
                                 Name: Christopher E. Howard
                                 Title: Senior Vice President




                                 [EXECUTION CONTINUED ON FOLLOWING PAGES]

                                 BANKBOSTON, N.A., as Agent

                                 By: /s/ Paul F. DeVito
                                    ------------------------------------------
                                 Name:  Paul F. DeVito
                                 Title: Managing Director


                                 [EXECUTION CONTINUED ON FOLLOWING PAGES]

                                BANKBOSTON, N.A.

                                 By: /s/ Paul F. DeVito
                                    ------------------------------------------
                                 Name:  Paul F. DeVito
                                 Title: Managing Director


                                 [EXECUTION CONTINUED ON FOLLOWING PAGES]

                                  MORGAN STANLEY SENIOR FUNDING, INC.

                                 By: Unreadable
                                    -------------------------------------------
                                    Name:  Unreadable
                                    Title:  Vice President

                                LIST OF SCHEDULES


Schedule 1    Commitment Percentages, Designated Lenders

Schedule 1.1  Mandatory Amortization Payments

Schedule 1.2  Borrower Subsidiaries

Schedule 2    Purchase Money Mortgages

Schedule 5.2  Borrower and each Subsidiary's principal place of business

Schedule 5.4  Intercompany Debt Disclosure

Schedule 5.11 Issued and Outstanding Capital Stock of Borrower

Schedule 5.13 Liens, Charges, and Encumbrances

Schedule 5.15 ERISA

Schedule 5.16 Outstanding Indebtedness

Schedule 5.17 Environmental Matters

Schedule 5.27 Leases

Schedule 8.8  Legal Ownership of Subsidiaries

Schedule 9.3  Borrower Subsidiary Investments

Schedule 9.5  Existing Affiliate Transactions

                                LIST OF EXHIBITS


Exhibit A                     Form of Term Loan Notes

Exhibit B                     Designated Properties

Exhibit C                     Budget

Exhibit D                     Status Memorandum

Exhibit E                     Closing Agenda

Exhibit F                     Advance Certificate

Exhibit G                     Loan Reserve Analysis

Exhibit H                     Base Property

Exhibit I                     Cash Flow Projection

                                                SCHEDULE 1





 Lenders:               Commitment Percentage:



BankBoston, N.A.                  100%

                                               SCHEDULE 1.1

                                      Mandatory Amortization Schedule

                                               SCHEDULE 1.2

                                           Borrower Subsidiaries

1.       Grand Summit Resort Properties, Inc., a Maine corporation

2.       Canyons Resort Properties, Inc., a Maine corporation

3. Heavenly Resort Properties, LLC, a Nevada limited liability company

                                               SCHEDULE 5.11

                             Issued and Outstanding Capital Stock of Borrower

                                               SCHEDULE 5.27

                                                  Leases

                                               SCHEDULE 9.3

                                      Borrower Subsidiary Investments